execution version

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

This Second Amendment to Revolving Credit Agreement (this “Amendment”) is entered into as of February 17, 2016 by and among SunPower Corporation, a Delaware corporation (the “Borrower”), SunPower Corporation, Systems, a Delaware corporation, SunPower North America, LLC, a Delaware limited liability company, and SunPower Capital, LLC, a Delaware limited liability company (collectively, the “Subsidiary Guarantors” and together with the Borrower, the “Loan Parties”), Credit Agricole Corporate and Investment Bank, as administrative agent for the Lenders (in such capacity, the “Agent”), and the Lenders listed on the signature pages hereof (the “Lenders”).

RECITALS

A. The Borrower, the Agent and the Lenders are parties to that certain Revolving Credit Agreement, dated as of July 3, 2013 (as amended pursuant to that certain First Amendment to Revolving Credit Agreement dated as of August 24, 2014 by and among the Loan Parties, the Agent and the Lenders, as further amended pursuant to this Amendment, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided a revolving credit facility to the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

B. The Borrower has notified the Agent and the Lenders of its request to amend the Credit Agreement as set forth below, but otherwise have the Credit Agreement remain in full force and effect.

C. In accordance with section 9.02(b) (Waivers; Amendments) of the Credit Agreement, the Borrower, the Agent and all of the Lenders have agreed to amend the Credit Agreement, in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

The parties to this Amendment, intending to be legally bound, hereby agree as follows:

1. Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended to delete the stricken text (indicated as set forth in the following example: ~~stricken text~~) and to add the underlined text (indicated as set forth in the following example: underlined text) as set forth in the marked copy of the Credit Agreement attached as Exhibit A hereto.

2. Representations and Warranties. Each Loan Party hereby represents and warrants, as of the date of this Amendment, that:

a. The representations and warranties in each Loan Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

b. The execution and delivery of this Amendment has been duly authorized by all necessary organizational action of such Loan Party. This Amendment has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity;

c. The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except to the extent that any such failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to such Loan Party, (c) will not violate or result in a default under any other material indenture, agreement or other instrument binding upon such Loan Party its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of such Loan Party; and

d. No Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result after giving effect to this Agreement.

3. Ratification and Confirmation of Loan Documents; Exhibits to Credit Agreement.

a. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document.

b. Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof, and hereby confirms and agrees that (i) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under the Loan Documents to which it is a party shall not be impaired or affected and such Loan Documents and all promissory notes and all other instruments, documents and agreements entered into by such Loan Party in connection with such Loan Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects, and (ii) from and after the Effective Date (as defined below), the Incremental Revolving Credit Commitments established pursuant to Section 2.19 of the Credit Agreement on the Effective Date shall constitute Commitments under, and shall be entitled to all the benefits afforded by, the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Loan Documents.

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c. Each Subsidiary Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendment to the Credit Agreement.

d. Upon the effectiveness of this Amendment, each Lender shall continue to be a party to the Credit Agreement as a Lender. Each Lender’s Incremental Revolving Credit Commitment for the period commencing on the Effective Date (as defined below) shall be as set forth on the Amended Commitment Schedule, and the Commitment Schedule shall be modified accordingly.

e. Attached hereto as Exhibit B-1 through Exhibit B-4, respectively, are an amended and restated form of Compliance Certificate, a form of Issuance Notice, a form of Letter of Credit Compliance Certificate and a form of Adherence Agreement. Immediately upon the effectiveness of this Amendment, (i) the form of Compliance Certificate attached as Exhibit C to the Credit Agreement will automatically be deemed to have been amended and restated in the form attached hereto as Exhibit B-1, and (ii) the Exhibits to the Credit Agreement will be deemed to have been supplemented by adding such form of Issuance Notice as Exhibit L, adding such form of Letter of Credit Compliance Certificate as Exhibit M and adding such form of Adherence Agreement as Exhibit N, in each case without any further actions being required.

4. Effectiveness. This Amendment shall become effective on the date first written above (the “Effective Date”) only upon satisfaction of the following conditions precedent on or prior to such date unless otherwise waived in writing by the Lenders:

a. The Agent (or its counsel) shall have received (i) from each party hereto either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Agent (which may include facsimile or .pdf transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment, (ii) from each party thereto either (x) a counterpart of the First Amendment to Security Agreement dated as of the Effective Date signed on behalf of such party or (y) written evidence satisfactory to the Agent (which may include facsimile or .pdf transmission of a signed signature page of such First Amendment to Security Agreement) that such party has signed a counterpart of such First Amendment to Security Agreement, and (iii) any promissory notes requested by a Lender pursuant to Section 2.07 of the Credit Agreement.

b. The Agent shall have received an officer’s certificate from the Borrower, dated the Effective Date, certifying that attached thereto is a true, complete and correct copy of the Total Guaranteed LOC Facility (including all amendments thereto).

c. The representations and warranties of the Loan Parties set forth herein shall be true and correct in all material respects as of the Effective Date.

d. No Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall be continuing as of the Effective Date.

e. The Agent shall have received written opinions (addressed to the Agent and the Lenders and dated the Effective Date) of counsel to the Loan Parties with regard to

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matters of New York and Delaware law, in each case in form and substance reasonably satisfactory to the Agent.

f. The Agent shall have received (i) an officer’s certificate from each Loan Party, dated the Effective Date, certifying that (A) attached thereto are true, complete and correct copies of the certificate of incorporation and bylaws of such Loan Party (or certifying that there have been no changes to such documents since they were most recently delivered and certified to the Agent in connection with the Credit Agreement), (B) attached thereto is a true, complete and correct copy of the resolutions duly adopted by such Loan Party authorizing the execution, delivery and performance of this Amendment and that such resolutions have not been amended, modified, revoked or rescinded, and (C) such Loan Party is able to pay its debts as they become due and that no action has been taken by such Loan Party, its directors or officers in contemplation of the liquidation or dissolution of such Loan Party as of the Effective Date, and (ii) a good standing certificate for such Loan Party dated the Effective Date or a recent date prior to the Effective Date satisfactory to the Agent from such Loan Party’s jurisdiction of organization.

g. The Agent shall have received signature and incumbency certificates of the officers of each Loan Party executing this Amendment, each dated as of the Effective Date.

h. The Agent shall have received, on behalf of itself and the Lenders, an executed solvency certificate signed by the chief financial officer of the Borrower dated the Effective Date, in form and substance reasonably satisfactory to the Agent.

i. The Agent (or its counsel) shall have received (x) a counterpart of the 2016 Fee Letter dated as of the Effective Date signed on behalf of each party thereto, and (y) a counterpart of the 2016 Issuing Bank Fee Letter dated as of the Effective Date signed on behalf of each party thereto.

j. The Agent and the Lenders shall have received from the Borrower all fees required to be paid on or before the Effective Date, including the fees required to be paid pursuant to the 2016 Fee Letter.

k. The Borrower shall have paid all reasonable and documented costs and expenses of the Agent (including the fees and expenses of Linklaters LLP as special counsel to the Lenders to the extent previously agreed) in connection with the preparation, execution, delivery and administration of this Amendment.

l. The Agent shall have received from the Borrower (i) a new Schedule 5 to the Credit Agreement, which shall list all of the Non-Controlled Subsidiaries as of the Effective Date, and (ii) a new Schedule 6 to the Credit Agreement, which shall list all of the Project Indebtedness as of the Effective Date and describe in reasonable detail the financing facilities and other arrangements establishing such Project Indebtedness.

m. The Loan Parties shall have taken any actions reasonably required by the Agent to ensure and/or demonstrate that the security interests granted by the applicable Loan Documents continue to be perfected First Priority Liens in the Collateral after giving effect to the

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establishment of any new or increased Commitments on the Effective Date, including, without limitation, compliance with Section 5.14 of the Credit Agreement.

5. Miscellaneous.

a. The Loan Parties acknowledge and agree that the representations and warranties set forth herein are material inducements to the Agent and the Lenders to deliver this Amendment.

b. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns.

c. This Amendment is a Loan Document. Henceforth, this Amendment and the Credit Agreement shall be read together as one document and the Credit Agreement shall be modified accordingly. No course of dealing on the part of the Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Loan Parties of any provision of the Loan Documents shall not affect any right of the Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Agent, and or the Lenders, as applicable. No other person or entity, other than the Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

d. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. The provisions of Section 9.09 and Section 9.11 of the Credit Agreement apply to this Amendment mutatis mutandis as if they were incorporated herein.

e. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.

f. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Loan Parties, the Agent and the Lenders have caused this Amendment to be executed as of the date first written above.

Borrower
SUNPOWER CORPORATION

By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Second Amendment to Revolving Credit Agreement

Subsidiary Guarantors
SUNPOWER CORPORATION, SYSTEMS

By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Chief Financial Officer

SUNPOWER NORTH AMERICA, LLC

By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Chief Financial Officer

SUNPOWER CAPITAL, LLC

By:	/s/ Mandy Yang
Name:	Mandy Yang
Title:	Chief Financial Officer and Treasurer

Signature Page to Second Amendment to Revolving Credit Agreement

Subsidiary Guarantors
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, individually and as Agent

By:	/s/ Lucie Campos Caresmel
Name:	Lucie Campos Caresmel
Title:	Director

By:	/s/ Kaye Ea
Name:	Kaye Ea
Title:	Managing Director

Signature Page to Second Amendment to Revolving Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Dan Lazarov
Name:	Dan Lazarov
Title:	Director

Signature Page to Second Amendment to Revolving Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Lo
Name:	Thomas Lo
Title:	Director

Second Amendment to Revolving Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:	/s/ Nelson Chang
Name:	Nelson Chang
Title:	Authorized Signatory

Second Amendment to Revolving Credit Agreement

SANTANDER BANK, N.A., as a Lender

By:	/s/ Matthew Bartlett
Name:	Matthew Bartlett
Title:	Vice President

Second Amendment to Revolving Credit Agreement

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ Sandip Sen
Name:	Sandip Sen
Title:	Vice President

Second Amendment to Revolving Credit Agreement

Exhibit A

Amendment to Credit Agreement

See attached.

Second Amendment to Revolving Credit Agreement

CONFORMED COPY AFTER GIVING EFFECT
TO THE ~~FIRST~~SECOND AMENDMENT ~~DATED AUGUST 26, 2014~~

REVOLVING CREDIT AGREEMENT

Dated as of July 3, 2013
as amended by the First Amendment dated as of August 26, 2014 and the Second Amendment dated as of February 17, 2016

Among

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as the Lenders,

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent,

and

SUNPOWER CORPORATION,
as Borrower

____________________________

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Sole Lead Arranger and Sole Bookrunner

~~(continued)~~

Page

ARTICLE I Definitions	1
SECTION 1.01.	Defined Terms	~~.1~~
SECTION 1.02.	Classification of Revolving Loans and Borrowings.	~~27~~36
SECTION 1.03.	Terms Generally.	~~27~~36
SECTION 1.04.	Effectuation of Transactions.	~~27~~37
SECTION 1.05.	Accounting Terms; GAAP.	~~27~~37
SECTION 1.06.	Exchange Rates; Currency Equivalents.	37
SECTION 1.07.	Letter of Credit Amounts.	38
ARTICLE II The Credits	~~28~~38
SECTION 2.01.	Revolving Loan Commitments.	~~28~~38
SECTION 2.02.	Revolving Loans and Borrowings.	~~28~~39
SECTION 2.03.	Requests for Borrowing.	~~29~~39
SECTION 2.04.	Funding of Borrowings.	~~30~~40
SECTION 2.05.	Type; Interest Elections.	~~31~~41
SECTION 2.06.	Termination and Reduction of Commitments.	~~32~~42
SECTION 2.07.	Repayment of Revolving Loans; Evidence of Debt.	~~33~~43
SECTION 2.08.	Optional Prepayment of Revolving Loans.	~~33~~44
SECTION 2.09.	Mandatory Prepayment of Revolving Loans; Application of Proceeds of Collateral and Payments after Event of Default.	~~34~~44
SECTION 2.10.	Fees.	~~35~~45
SECTION 2.11.	Interest.	~~35~~47
SECTION 2.12.	Alternate Rate of Interest.	~~36~~48
SECTION 2.13.	Increased Costs.	~~37~~49
SECTION 2.14.	Break Funding Payments.	~~38~~50
SECTION 2.15.	Taxes.	~~39~~51
SECTION 2.16.	Payments Generally; Allocation of Proceeds; Sharing of Set-offs.	~~43~~54
SECTION 2.17.	Mitigation Obligations; Replacement of Lenders.	~~44~~56
SECTION 2.18.	Illegality.	~~45~~57

~~(continued)~~

Page

SECTION 2.19.	Increase in Commitments.	~~45~~57
SECTION 2.20.	Change in Control.	~~47~~59
SECTION 2.21.	Issuance of Letters of Credit and Purchase of Participations Therein.	61
SECTION 2.22.	Defaulting Lenders.	68
SECTION 2.23.	Subsidiary Applicants	72
SECTION 2.24.	Guaranty by the Borrower.	73
ARTICLE III Representations and Warranties		~~49~~75
SECTION 3.01.	Organization; Powers.	~~49~~75
SECTION 3.02.	Authorization; Enforceability.	~~49~~75
SECTION 3.03.	Governmental Approvals; No Conflicts.	~~49~~76
SECTION 3.04.	Financial Condition.	~~49~~76
SECTION 3.05.	Properties.	~~50~~76
SECTION 3.06.	Litigation.	~~50~~76
SECTION 3.07.	Compliance with Laws and Agreements; Licenses and Permits.	~~50~~76
SECTION 3.08.	Investment Company Status.	~~50~~76
SECTION 3.09.	Taxes.	~~50~~77
SECTION 3.10.	ERISA.	~~50~~77
SECTION 3.11.	Material Agreements.	~~51~~77
SECTION 3.12.	Federal Reserve Regulations.	~~51~~77
SECTION 3.13.	USA PATRIOT Act and Other Regulations.	~~51~~77
SECTION 3.14.	Joint Ventures.	~~51~~77
SECTION 3.15.	Disclosure.	~~51~~77
SECTION 3.16.	Solvency.	~~51~~78
SECTION 3.17.	Matters Relating to Collateral.	~~51~~78
SECTION 3.18.	No Material Adverse Change.	~~52~~78
SECTION 3.19.	Project Indebtedness.	~~52~~79
SECTION 3.20.	Anti-Corruption Laws and Sanctions.	79
ARTICLE IV Conditions		~~52~~79

~~(continued)~~

Page

SECTION 4.01.	Borrowings Prior to the Restructuring Date.	~~52~~79
SECTION 4.02.	Closing Date.	~~53~~80
SECTION 4.03.	~~Borrowings~~Credit Extensions On or After the Restructuring Date .	~~54~~81
ARTICLE V Affirmative Covenants		~~55~~83
SECTION 5.01.	Financial Statements and Other Information.	~~55~~83
SECTION 5.02.	Leverage Covenant.	~~57~~84
SECTION 5.03.	Existence; Conduct of Business.	~~57~~84
SECTION 5.04.	Maintenance of Properties.	~~57~~84
SECTION 5.05.	Compliance with Laws.	~~57~~85
SECTION 5.06.	Use of Proceeds.	~~57~~85
SECTION 5.07.	Insurance.	~~57~~85
SECTION 5.08.	Sale and Lease Back ~~58~~Transactions; Sales of Accounts .	85
SECTION 5.09.	Books and Records.	~~58~~86
SECTION 5.10.	Inspection Rights.	~~58~~86
SECTION 5.11.	Payment of Taxes, Etc.	~~59~~86
SECTION 5.12.	Minimum Consolidated Liquidity.	~~59~~87
SECTION 5.13.	New Loan Parties.	~~59~~87
SECTION 5.14.	Further Assurances.	~~59~~87
SECTION 5.15.	Total Guaranteed LOC Facility Agreement.	87
ARTICLE VI Limitation on Liens		~~60~~88
ARTICLE VII Events of Default		~~60~~88
ARTICLE VIII The Agents		~~65~~94
ARTICLE IX Miscellaneous		~~68~~97
SECTION 9.01.	Notices.	~~68~~97
SECTION 9.02.	Waivers; Amendments.	~~70~~99
SECTION 9.03.	Expenses; Indemnity; Damage Waiver.	~~72~~102
SECTION 9.04.	Successors and Assigns.	~~73~~103
SECTION 9.05.	Survival.	~~78~~108
SECTION 9.06.	Counterparts; Integration; Effectiveness.	~~78~~109

~~(continued)~~

Page

SECTION 9.07.	Severability.	~~79~~109
SECTION 9.08.	Right of Setoff.	~~79~~109
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.	~~79~~109
SECTION 9.10.	Headings.	~~80~~111
SECTION 9.11.	Confidentiality.	~~80~~111
SECTION 9.12.	Several Obligations; Nonreliance; Violation of Law.	~~81~~111
SECTION 9.13.	USA PATRIOT Act.	~~81~~112
SECTION 9.14.	Interest Rate Limitation.	~~82~~112
SECTION 9.15.	Additional Indebtedness.	~~82~~112
SECTION 9.16.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	113

SCHEDULES:

Schedule 1	Amended Commitment Schedule
Schedule 2	Permitted Encumbrances
Schedule 3	Subsidiaries
Schedule 4	Project Indebtedness as of the Restructuring Date
Schedule 5	Non-Controlled Subsidiaries
Schedule 6	Project Indebtedness as of the Second Amendment Effective Date

EXHIBITS:
Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Closing Date Certificate
Exhibit E	Form of Borrowing Request
Exhibit F	Form of Promissory Note
Exhibit G	Form of Opinion of Counsel to the Borrower
Exhibit H	Form of Subsidiary Guaranty
Exhibit I	Form of Parent Guaranty
Exhibit J	Form of Solvency Certificate
Exhibit K	Form of Security Agreement
Exhibit L	Form of Issuance Notice
Exhibit M	Form of Letter of Credit Compliance Certificate
Exhibit N	Form of Adherence Agreement

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT ~~(this “~~Agreement~~”)~~ dated as of July 3, 2013 (as amended by the First Amendment dated as of August 26, 2014 and the Second Amendment dated as of February 17, 2016, this “Agreement”) is made by and among SunPower Corporation, a Delaware corporation (the “Borrower”), the financial institutions parties hereto from time to time (the “Lenders”), and Crédit Agricole Corporate and Investment Bank (“Crédit Agricole CIB”), as Administrative Agent (in such capacity, the “Agent”) and as Security Agent (in such capacity, the “Security Agent”).

RECITALS

The Borrower has requested the Lenders to extend credit in the form of Revolving Loans ~~at any time~~ and Letters of Credit from time to time prior to the Revolving Credit Maturity Date ~~in an initial aggregate principal amount at any time outstanding not in excess of $250,000,000. The proceeds of the Revolving Loans are to be used for general corporate purposes and for refinancing the Existing Credit Agreement (as hereinafter defined)~~, the proceeds of which will be used in accordance with Section 5.06. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

Total S.A. has agreed to guarantee the obligations of the Borrower under this Agreement until the Restructuring Date (as hereinafter defined).

On and after the Restructuring Date, all of the Obligations hereunder and under the other Loan Documents will be secured by a First Priority Lien, granted to Crédit Agricole ~~Corporate and Investment Bank~~CIB, as Security Agent for the Lenders (in such capacity, the “Security Agent”), on behalf of the Lenders, on the Loan Parties’ Eligible Assets (as hereinafter defined).

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms~~.~~. As used in this Agreement, the following terms have the meanings specified below:

“2014 Debentures” means the $230 million 4.75% convertible debentures issued by the Borrower and due April 2014.

“2015 Debentures” means the $250 million 4.50% debentures issued by the Borrower and due March 2015.

“2016 Fee Letter” means the Fee Letter by and between the Agent and the Borrower, dated February 17, 2016.

“2016 Issuing Bank Fee Letter” means the Fee Letter by and among the Initial Issuing Banks and the Borrower, dated February 17, 2016.

“2018 Debentures” means the $300.0 million 0.75% debentures issued by the Borrower and due June 2018.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Event” has the meaning assigned to such term in Section 5.13.

“Adherence Agreement” means an Adherence Agreement substantially in the form of Exhibit N.

“Adjusted LIBO Rate” means, for any Interest Period, the rate per annum equal to the rate obtained by dividing (i) the LIBO Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against “Eurocurrency liabilities” as specified in Regulation D (including any marginal, emergency, special or supplemental reserves).

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Agent.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” has the meaning assigned to such term in the preamble to this Agreement.

~~“Agents” means the Agent and the Security Agent.~~

“Agent Engagement Letter” means that certain Engagement Letter dated May 29, 2013 by and between the Borrower and the Agent.

“Agent Fees” has the meaning assigned to such term in Section 2.10(~~b~~d).

“Agent Parties” has the meaning assigned to such term in Section 9.01.

“Agents” means the Agent and the Security Agent.

“Aggregate Revolving Credit Exposure” means the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) the LIBO Rate for a period of one month commencing on such day (which rate shall in no event be less than zero) plus 1%. If the Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Alternative Currency” means each of Canadian Dollars, Euros, Pounds Sterling, Yen and each other currency that is approved in accordance with Section 1.07(b).

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Amended Commitment Schedule” means the Schedule attached hereto as Schedule 1 and identified as such, as such Schedule may be amended from time to time in accordance with the terms of this Agreement.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Affiliates from time to time concerning or relating to bribery or corruption, including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as amended, and the rules and regulations thereunder.

“Applicable LOC Rate” means, for any day on and after the Second Amendment Effective Date, the percentage rate set forth in the table below opposite the applicable Leverage Ratio as determined in accordance with such table based on the Leverage Ratio reflected in the Compliance Certificate delivered as a Restructuring CP (based on the Borrower’s reasonable good faith determination of the Leverage Ratio) or in the most recent Compliance Certificate delivered to the Agent pursuant to Section 5.01, as applicable:

Leverage Ratio	Applicable LOC Rate for Performance Letters of Credit	Applicable LOC Rate for all other Letters of Credit
>4.0:1.0	1.20%	2.00%
>3.0:1.0 but 4.0:1.0	1.05%	1.75%
3.0:1.0	0.90%	1.50%

“Applicable Percentage” means, with respect to any Lender, ~~a~~the percentage ~~equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans~~obtained by dividing (a) the Revolving Credit Exposure of such Lender (or, if no ~~Loans~~Credit Extensions are then outstanding, the Revolving Credit Commitment~~)~~ of such Lender ~~and the denominator of which is the aggregate outstanding principal amount of the Loans~~) by (b) the Aggregate Revolving Credit Exposure (or, if no ~~Loans~~Credit Extensions are then outstanding, the Total Revolving Credit Commitment) ~~of all Lenders~~.

“Applicable Rate” means (i) for any day before the Restructuring Date, (a) with respect to any LIBO Rate Loan, 0.60%, (b) with respect to any ABR Loan, 0.25%, and (c) with respect to the Commitment Fees, 0.06%, and (ii) for any day on and after the Restructuring Date, the percentage rate set forth in the table below opposite the applicable Leverage Ratio as determined in accordance with such table based on the Leverage Ratio reflected in the Compliance Certificate delivered as a Restructuring CP (based on the Borrower’s reasonable good faith determination of the Leverage Ratio) or in the most recent Compliance Certificate delivered to the Agent pursuant to Section 5.01, as applicable:

Leverage Ratio	Applicable Rate for LIBO Rate Loan	Applicable Rate for ABR Loan	Commitment Fee
>4.0:1.0	2.00%	1.00%	0.35%
>3.0:1.0 but 4.0:1.0	1.75%	0.75%	0.30%
3.0:1.0	1.50%	0.50%	0.25%

For purposes of clause (ii) above, the Applicable Rate shall automatically be adjusted after the Restructuring Date as determined in accordance with the foregoing table based on the Leverage Ratio reflected in the most recent Compliance Certificate delivered to the Agent pursuant to Section 5.01, with adjustments, if any, to the Applicable Rate being effective one Business Day after the Agent has received the applicable Compliance Certificate; provided that, if the Borrower fails to deliver a Compliance Certificate to the Agent within one Business Day after the time required pursuant to Section 5.01, then the Applicable Rate shall be the highest Applicable Rate set forth in the foregoing table commencing on such Business Day until one Business Day after such Compliance

Certificate is so delivered. If the Leverage Ratio reflected in the Compliance Certificate delivered as a Restructuring CP (based on the Borrower’s reasonable good faith determination of the Leverage Ratio) is different than the Leverage Ratio reflected in the Compliance Certificate subsequently delivered to the Agent pursuant to Section 5.01 for that same fiscal period, the Applicable Rate for the period commencing on the Restructuring Date shall be adjusted accordingly based on the Leverage Ratio reflected in the subsequent Compliance Certificate, with such adjustment being applied with retroactive effect for such period.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit B or any other form approved by the Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banks” means (a) the Issuing Banks and the Lenders listed on the Commitment Schedule, (b) any Issuing Bank that shall have become a party hereto pursuant to Section 2.21(h), and (c) any Lender that shall have become a party hereto pursuant to an Assignment and Assumption. For the avoidance of doubt, references herein to Banks shall not include any Issuing Bank that ceases to be a party hereto pursuant to Section 2.21(h) or any Lender that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation, (b) with respect to a partnership, the board of directors of the general partner of the partnership and (c) with respect to any other Person, the board, managers or committee of such Person serving a similar function.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means any Loans of the same Class and Type made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit E, or such other form as shall be approved by the Agent.

“Business Day” means a day of the year other than (a) Saturdays, (b) Sundays or (c) any day on which banks are required or authorized by law to close in either or both of New York or Paris, France; provided that, when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Agent and the applicable Issuing Bank (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. At the request of the applicable Issuing Bank, if any Letter of Credit issued by such Issuing Bank is required to be Cash Collateralized hereunder and is denominated in an Alternative Currency, Borrower shall post such Cash Collateral in the same Alternative Currency as the Letter of Credit to be Cash Collateralized.

“Change in Control” means Total S.A. shall fail to directly or indirectly beneficially own or control at least 50.1% of the voting power represented by the issued and outstanding Equity Interests of the Borrower.

“Change in Control Amendment” means a Change in Control Amendment implementing the adoption of a Substitute Basis.

“Change in Control Amendment Date” has the meaning assigned to such term in Section 2.20(b).

“Change in Law” means (a) the adoption of any treaty, international agreement, law, rule, or regulation after the date of this Agreement, (b) any change in any treaty, international agreement, law, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Agent or any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by the corporation controlling such Lender, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority (provided that compliance with such request, guideline or directive is in accord with the general practice of Persons to whom such request, guideline or directive is intended to apply) made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case referred to in clause (i) or (ii) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class,” when used in reference to any Loan or Borrowing hereunder, refers to whether such Loan is, or the Loans comprising such Borrowing are, a Revolving Loan or an Other Revolving Loan.

“Closing Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit D.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any references to any Code section shall include references to the Treasury Regulations promulgated thereunder.

“Collateral” means, collectively, all of the assets and property in which Liens are granted or purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Documents” means the Security Agreement, the Control Agreement and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Agent, on behalf of the Lenders, a Lien on the Collateral.

“Collateralized Letter of Credit” means any Letter of Credit for which the Borrower has provided Cash Collateral or backstop letters of credit satisfactory to the applicable Issuing Bank and the Required Lenders in an amount equal to the Minimum Collateral Amount.

“Commitment Fee” has the meaning assigned to such term in Section 2.10(a).

“Commitment Schedule” means (a) for the period prior to the Second Amendment Date, the Schedule attached as Schedule 1 to this Agreement as in effect prior to the Second Amendment Date, and (b) for the period commencing on the Second Amendment Effective Date and thereafter, the Amended Commitment Schedule. On and after the Second Amendment Effective Date, all references to the “Commitment Schedule” in the Loan Documents shall mean the Commitment Schedule as modified by the Amended Commitment Schedule.

~~“Commitment Schedule” means the Schedule attached hereto as~~ Schedule 1 ~~and identified as such.~~

~~“Commitment Schedule” means~~

“Communications” has the meaning assigned to such term in Section 9.01(e)(ii).

“Compliance Certificate” means a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C, as amended on the Second Amendment Effective Date.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Liquidity” means in respect of the Borrower as of any date of determination, on a consolidated basis, the aggregate amount of the Borrower’s unrestricted cash and cash equivalents, short-term investments, and the unused Revolving Credit Commitments (which shall be deemed to be $0 for purposes of determining compliance with this covenant if the Borrower is not in compliance with Section 5.02 or if any Unpaid Debentures Amount is outstanding as of such date) as of such date.

“Control Agreement” means an agreement, reasonably satisfactory in form and substance to the Security Agent and executed by the Security Agent, the financial institution at which the Deposit Account is maintained, and each Loan Party pursuant to which such financial institution confirms and acknowledges the security interest of the Security Agent (or its appointed agent) in such account, and agrees that the financial institution will comply with instructions originated by the Security Agent (or its appointed agent) as to disposition of funds in such account, in accordance with the terms of such agreement.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing, reissuing or extension of a Letter of Credit.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) defaults in its obligation to extend credit (including funding all or any portion of its Loans) or pay to the Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date on which such credit is required to be extended, or such payment is required to be made, by it hereunder, (b) has notified the Agent, any Issuing Bank or the Borrower in writing that it does not intend to satisfy any such obligations or has made a public statement with respect to any such obligations hereunder or generally with respect to all agreements in which it commits to extend credit ~~or~~, (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), (d) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” means a demand, time, savings, passbook or similar account maintained by and in the name of each of the Loan Parties in the United States of America with Bank of America, N.A. or another banking institution selected by the Borrower and reasonably acceptable to the Security Agent.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the applicable Issuing Bank at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia, including any Person acquired directly or indirectly by the Borrower which becomes a Domestic Subsidiary.

“EBITDA” means, for any period, the total of the following calculated for the Borrower and its Subsidiaries (other than Project Finance Subsidiaries with obligations in respect of Project Indebtedness, excluding gains or losses attributable to noncontrolling interests) on a consolidated basis and without duplication, with each component thereof (other than clause (m)) determined in accordance with GAAP consistently applied by the Borrower for such period (except as otherwise required by GAAP): (a) consolidated net income attributable to stockholders; plus (b) any deduction for (or less any gain from) income or franchise taxes included in determining such consolidated net income; plus (c) interest expense deducted in determining such consolidated net income; plus (d) amortization and depreciation expense deducted in determining such consolidated net income; plus (e) any non-recurring charges and any non-cash charges resulting from application of GAAP insofar as GAAP requires a charge against earnings for the impairment of goodwill and other acquisition related charges to the extent deducted in determining such consolidated net income and not added back pursuant to another clause of this definition; plus (f) any non-cash expenses that arose in connection with the grant of equity or equity-based awards to officers, directors, employees and consultants of the Borrower and such Subsidiaries and were deducted in determining such consolidated net income; plus (g) non-cash restructuring charges; plus (h) non-cash charges related to negative mark-to-market valuation adjustments as may be required by GAAP from time to time; plus (i) non-cash charges arising from changes in GAAP occurring after the date hereof; less (j)(x) non-cash adjustments related to positive mark-to-market valuation adjustments as may be required by GAAP from time to time and (y) any non-recurring or extraordinary gains; less (k) other quarterly cash and non-cash adjustments that are deemed by the controller and chief financial officer of the Borrower not to be part of the normal course of business and not necessary to reflect the regular, ongoing operations of the Borrower and such Subsidiaries; plus (l) the aggregate cash proceeds received by Borrower and its Subsidiaries in connection with Sale and Lease Back Transactions permitted under Section 5.08 minus the aggregate cost value of building the projects sold pursuant to such Sale and Lease Back Transactions, plus (m) without duplication, (i) in case of any Utility and Commercial Transaction which results in the Borrower and its Subsidiaries owning, directly or indirectly, Equity Interests in a Transaction Subsidiary the accounts of which are not consolidated with (or will, pursuant to such Utility and Commercial Transaction, cease to be consolidated with) those of the Borrower in its consolidated financial statements in accordance with GAAP, the commercial value of such Transaction Subsidiary as of the date of such transaction (excluding the value of any Equity Interests retained by the Borrower or any of its Subsidiaries directly or indirectly in such Transaction Subsidiary as of such date), as adjusted to reflect the proportion of project capital sold, or (ii) in case of any Utility and Commercial Transaction which results in the Borrower and its Subsidiaries owning, directly or indirectly, Equity Interests in a Transaction Subsidiary the accounts of which will be consolidated with those of the Borrower in its consolidated financial statements in accordance with GAAP, the commercial value of such Transaction Subsidiary as of the date of such transaction multiplied by the percentage of the total Equity Interests in such Transaction Subsidiary sold pursuant to such transaction (it being understood and agreed that (1) any add-backs pursuant to this clause (m) shall be reasonably determined by the controller and the chief financial officer of the Borrower on a basis consistent with the methodology and calculations set forth in the presentation materials provided to the Lenders prior to the First Amendment Effective Date and shall be described in reasonable detail in each applicable Compliance Certificate, (2) any add-back pursuant to this clause (m) shall be net of any prior add-backs pursuant to this clause (m) relating to the same Utility and Commercial Transaction, and (3) except for any adjustments and/or add-backs pursuant to clauses (m)(i) and (m)(ii) above, each Transaction Subsidiary and any Equity Interests retained (directly or indirectly) by the Borrower and its Subsidiaries therein shall be excluded from the calculation of EBITDA for all periods after the relevant Utility and Commercial Transaction). As used in this definition, “non-cash charge” shall mean that portion of any charge in respect of which no cash is paid during the applicable period (whether or not cash is paid with respect to such charge in a subsequent period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assets” means assets of the type described in Section 2.1 of the Security Agreement.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, or (c) an Approved Fund; provided that neither the Borrower nor any Affiliate thereof shall qualify as an Eligible Assignee.

“Equity Interests” means shares of capital stock, general or limited partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower within the meaning of Section 4001 of ERISA, or that, together with the Borrower, is treated as a single employer under Section 414(b), or (c), (m) or (o) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to meet the minimum funding standards within the meaning of Section 412 of the Code or Section 302 of ERISA, in each case, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) a determination that any Plan or Multiemployer Plan is, or is expected to be, in at-risk status (within the meaning of Title IV of ERISA), or (i) the filing of a notice of intent to terminate or the termination of any Plan under Section 4041(c) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Taxes” means, with respect to ~~the Agent, any Lender or any other recipient~~a Recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) (i) income or franchise Taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such ~~recipient~~Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such ~~recipient~~Recipient is located, (c) in the case of a Lender, any U.S. Federal withholding Taxes attributable to such Lender’s failure to comply with Section 2.15(f), (d) except in the case of an assignee pursuant to a request by the Borrower under Section 2.17(b), any U.S. Federal withholding Tax that is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.15(a) and (e) any U.S. Federal withholding Taxes imposed by FATCA.

~~“Exiting Lender” means a Lender who declines to participate in making Revolving Loans available on a Substitute Basis.~~

“Existing Credit Agreement” means the Revolving Credit Agreement dated as of September 27, 2011, as amended from time to time prior to the Closing Date, by and among the Borrower, the financial institutions parties thereto from time to time as lenders, and Crédit Agricole ~~Corporate and Investment Bank~~CIB, as administrative agent.

“Exiting Bank” means an Issuing Bank or a Lender who declines to participate in making its Revolving Credit Commitment or Issuing Bank Commitment available on a Substitute Basis.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Borrower acting reasonably and in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Borrower.

“Fee Letters” means (i) that certain Upfront Fee Letter dated May 29, 2013 by and among the Borrower and the Agent ~~and~~, (ii) the Agent Engagement Letter, (iii) the 2016 Fee Letter and (iv) the 2016 Issuing Bank Fee Letter.

“Fees” means the Commitment Fees ~~and~~, the Agent Fees, the fees referred to in Section 4(j) of the Second Amendment, and all other fees contemplated by Section 2.10.

“Financial Indebtedness” of the Borrower and any of its Subsidiaries shall mean, without duplication, all Indebtedness of such Person other than (i) all obligations to pay the deferred purchase price of property or services, (ii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (iii) Indebtedness in connection with the factoring of the accounts receivable of the Borrower or any Subsidiary in respect of rebates from U.S. Governmental Authorities pursuant to the Tech Credit Agreement in the ordinary course of business, (iv) intercompany liabilities (but including liabilities to a non-Subsidiary Affiliate) maturing within 365 days of the incurrence thereof, (v) Project Indebtedness, and (vi) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (v) above.

“Financial Letter of Credit” means any letter of credit other than a Performance Letter of Credit.

“Financial Officer” means the chief financial officer, treasurer or controller of the Borrower.

“First Amendment” means the First Amendment to Revolving Credit Agreement relating to this Agreement dated ~~on or about~~as of August 26, 2014, by and ~~amount~~among the Borrower, the Agent and the Lenders listed on the signature pages thereof.

“First Amendment Effective Date” means the “Effective Date” under and as defined in the First Amendment.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Collateral Encumbrances, which by operation of law or contract would have priority over the Liens securing the Obligations).

“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Obligations with respect to Letters of Credit issued by such Issuing Bank other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, (a) except as otherwise expressly provided in this Agreement, as in effect as of the Closing Date, (b) with respect to all financial statements and reports required to be delivered under the Loan Documents, as in effect from time to time, and (c) solely with respect to computations of the financial covenant contained in Section 5.02, subject to the proviso in Section 1.05.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any supra-national body, the government of the United States of America, any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.24.

“Historical Financial Statements” has the meaning assigned to such term in Section 3.04.

“Incremental Lender” means (i) each Lender with an Incremental Revolving Credit Commitment or ~~an outstanding~~ Incremental Revolving ~~Loan and (ii) each Lender with an Other Revolving Credit Commitment or an outstanding Other Revolving Loan~~Credit Exposure.

“Incremental Revolving Credit Amount” means~~, at any time, the excess, if any, of (a) $50,000,000 over (b) the aggregate amount of all Incremental Revolving Credit Commitments and Other Revolving Credit Commitments established prior to such time pursuant to Section 2.19~~ $0.

“Incremental Revolving Credit Assumption Agreement” means an Incremental Revolving Credit Assumption Agreement in form and substance reasonably satisfactory to the Agent, among the Borrower, the Agent and one or more Incremental Lenders.

“Incremental Revolving Credit Borrowing” means a Borrowing comprised of Incremental Revolving Loans.

“Incremental Revolving Credit Commitment” means the commitment of any Lender, established pursuant to Section 2.19, to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Credit Exposure” means, with respect to any Incremental Lender at any time, the sum of (i) the aggregate principal amount at such time of all outstanding Incremental Revolving Loans of such Incremental Lender and (ii) the aggregate amount at such time of all participations by such Incremental Lender in any outstanding Letters of Credit or unreimbursed drawings under Letters of Credit.

“Incremental Revolving Loans” means Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b).

“Indebtedness” ~~shall mean and include the aggregate amount of~~means, as applied to any Person, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable and accrued expenses incurred in the ordinary course of business determined in accordance with GAAP), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all non-contingent reimbursement and other payment obligations in respect of letters of credit and similar surety instruments (including construction performance bonds), ~~and~~ (vii) ~~all guaranty~~the face amount of any Letter of Credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings (but only to the extent such Letter of Credit has not been Cash Collateralized), (viii) the face amount of any Financial Letter of Credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings (but only to the extent such Financial Letter of Credit has not been fully cash collateralized), (ix) any obligations with respect to ~~the types of~~tax equity or similar financing arrangements, and (x) (1) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (2) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, and (3) any liability (contingent or otherwise) of such Person for an obligation of another Person with respect to Indebtedness listed in clauses (i) through (~~vi~~ix) above~~.~~, including any agreement (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of such other Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information” has the meaning set forth in Section 9.11.

“Initial Issuing Bank” means each Person having an Issuing Bank Commitment as of the Second Amendment Effective Date, in each case as specified on the Amended Commitment Schedule as of such date.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Revolving Credit Maturity Date (or, in the case of any Other Revolving Loan, the final maturity date thereof as specified in the applicable Incremental Revolving Credit Assumption Agreement), and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period (or if such day is not a Business Day, the next succeeding Business Day).

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent agreed to by each relevant Lender, nine or twelve months) thereafter, as the Borrower may elect; provided~~,~~ that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit L.

“Issuing Bank” means each Initial Issuing Bank in its capacity as the issuer of Letters of Credit hereunder and any additional Issuing Bank that becomes a party hereto in accordance with Section 2.21(h) (in which case the term “Issuing Bank” when used with respect to any particular Letter of Credit, refers to the applicable Issuing Bank that is requested to issue or has issued such Letter of Credit) and, in each case, their respective successors in such capacities as provided hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any of its branches or Affiliates (whether domestic or foreign), in which case the term “Issuing Bank” shall include any such branches or Affiliates with respect to any Letter of Credit issued by such branches or Affiliates.

“Issuing Bank Commitment” means, with respect to each Issuing Bank, the amount specified as such Issuing Bank’s Issuing Bank Commitment on the Commitment Schedule, as such amount may be updated from time to time by the Agent, the Borrower and such Issuing Bank.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Lenders” means the Persons listed as Lenders on the Commitment Schedule and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.

“Letter of Credit” means a standby letter of credit issued or to be issued by any Issuing Bank pursuant to this Agreement in such form as such Issuing Bank may approve in its reasonable discretion.

“Letter of Credit Commitment Period” means the period from the Second Amendment Effective Date to but excluding the Letter of Credit Expiration Date.

“Letter of Credit Compliance Certificate” means a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit M which shall (i) specify in reasonable detail (a) the aggregate unused and available “Commitment Amount” under and as defined in the Total Guaranteed LOC Facility Agreement (i.e., the Total Guaranteed LOC Available Amount), (b) the scheduled maturity date of the Total Guaranteed LOC Facility Agreement and, if different, such “Commitment Amount”, (c) the names of the Issuing Bank, the applicant and the beneficiary, the face amount, the expiration date and the amount and type of Cash Collateral, if any, in respect of each outstanding Letter of Credit, (d) whether each outstanding Letter of Credit is (1) of a type permitted to be issued under the Total Guaranteed LOC Facility Agreement and (2) eligible to be backstopped by a letter of credit issued thereunder, (e) the Letter of Credit Usage, (f) the Uncollateralized Letter of Credit Usage, and (g) the Total Guaranteed LOC Minimum Amount, in each case as of the date of such certificate, and (ii) confirm that, as of the date of such certificate, the Total Guaranteed LOC Available Amount exceeds the Total Guaranteed LOC Minimum Amount.

“Letter of Credit Disbursement” means the making of any payment by the Issuing Bank under a Letter of Credit in the amount of such payment, and the making of any payment by a Lender for the account of the Issuing Bank under Section 2.21(e) on account of an unreimbursed drawing on a Letter of Credit.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day); provided that, with the consent of the applicable Issuing Bank, a Letter of Credit may expire after such day, but in no event later than 180 days thereafter, subject to Section 2.21(a).

“Letter of Credit Sublimit” means, as at any date of determination, the lesser of (i) $200,000,000 and (ii) the Total Revolving Credit Commitment then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Dollar Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Letters of Credit honored by any Issuing Bank and not theretofore reimbursed by or on behalf of Borrower (including through Revolving Loans).

“Leverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of Financial Indebtedness as of such day (less the Unpaid Debentures Amount, if any, as of such day) to EBITDA for the period of four consecutive fiscal quarters ending on such day.

“LIBO Rate” means, with respect to any Interest Period, the rate which is quoted for that Interest Period on the relevant page on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) at or about 11.00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period as being the interest rate offered in the London Interbank Market for deposits in the relevant currency for the same period as the relevant Interest Period (or, if the periods are not the same, such rate determined by the Agent by reference to the rates offered for the next longest period to the Interest Period, if any); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum reasonably determined by the Agent to be the average of the rates per annum at which deposits in the relevant currency are offered for such relevant Interest Period by the Reference Banks at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period. If the LIBO Rate (as determined pursuant to the foregoing provisions of this definition) for any Interest Period is below zero, then the LIBO Rate for such Interest Period shall be deemed to be zero.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Collateral Documents, each Fee Letter, ~~and~~ any promissory notes issued pursuant to this Agreement, any documents or certificates executed by the Borrower in favor of any Issuing Bank relating to Letters of Credit, and each Adherence Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

“Loan Party” means the Borrower and each ~~of its Subsidiaries that is a party to a Loan Document~~Subsidiary Guarantor, and “Loan Parties” shall mean all such Persons, collectively.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents, or (c) the ability of any Loan Party or any Subsidiary Applicant to perform its obligations under the Loan Documents.

“Material Domestic Subsidiary” means a Material Subsidiary that is also a Domestic Subsidiary.

“Material Indebtedness” means Indebtedness (other than the Revolving Loans and Letters of Credit) for borrowed money (including notes, bonds and other similar instruments) and reimbursement obligations in respect of drawn letters of credit of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount outstanding exceeding $50,000,000.

“Material Subsidiary” means (a) SunPower Corporation, Systems, (b) SunPower North America, LLC and (c) any other Subsidiary now existing or hereafter acquired or formed by the Borrower which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recently completed fiscal year accounted for 10.0% or more of the consolidated revenues of the Borrower and its Subsidiaries or (ii) as at the end of such fiscal year, was the owner of assets with a book value equal to or greater than 10.0% of the book value of the consolidated assets of the Borrower and its Subsidiaries.

“Minimum Collateral Amount” means, at any time, in respect of any Letter of Credit (i) with respect to Cash Collateral consisting of Cash or Deposit Account balances or back-to-back letters of credit in form and substance, and from an issuer, satisfactory to the applicable Issuing Bank, an amount equal to 105.0% of the then undrawn and unexpired amount of such Letter of Credit, and (ii) otherwise, an amount determined by the Agent, the applicable Issuing Bank and the Required Lenders in their sole discretion.

“Minimum Fronting Exposure Collateral Amount” means, at any time, in respect of any Defaulting Lender with respect to Cash Collateral consisting of Cash or Deposit Account balances or back-to-back letters of credit in form and substance, and from an issuer, satisfactory to the applicable Issuing Bank, an amount equal to 101.5% of the Fronting Exposure of such Issuing Bank relating to such Defaulting Lender with respect to all Letters of Credit issued by such Issuing Bank and outstanding at such time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA then, or at any time during the previous five years maintained for, or contributed to (or for which there was an obligation to contribute) on behalf of, employees of the Borrower or any ERISA Affiliate.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(~~c~~d).

“Non-Controlled Subsidiary” means, at any time, any Subsidiary not controlled by Borrower (including, as of the Second Amendment Effective Date, those Persons listed on Schedule 5). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Project Finance Subsidiary” means any Subsidiary other than a Project Finance Subsidiary.

“obligations” means, for purposes of the definition of the term “Indebtedness”, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligations” means all obligations, liabilities, and Indebtedness of every nature of each Loan Party and each Subsidiary Applicant from time to time owing to the Agent, any Issuing Bank or any Lender, under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including reimbursement of amounts drawn under Letters of Credit and interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower.

“Other Revolving Credit Commitment” means the commitment of any Lender, established pursuant to Section 2.19, to make Other Revolving Loans to the Borrower.

“Other Revolving Loans” has the meaning assigned to such term in Section 2.19(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Parent Guarantor” means Total S.A., a société anonyme organized under the laws of the Republic of France.

“Parent Guaranty” means the guaranty executed by the Parent Guarantor in favor of the Agent and substantially in the form attached hereto as Exhibit I.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Letter of Credit” means (a) a letter of credit issued to secure ordinary course performance obligations, (b) a letter of credit issued to back a bank guarantee, surety bond, performance bond or other similar obligations issued to support ordinary course performance obligations, and (c) a letter of credit that is classified as a performance standby letter of credit by the Board of Governors of the Federal Reserve System or by the Office of the Comptroller of the Currency of the United States, and, in each case, not a letter of credit to support financial obligations.

“Permitted Collateral Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in good faith;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(c) judgment liens in respect of judgments that do not constitute an Event of Default;

(d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(e) Liens that arise by operation of law for amounts not yet due;

(f) the Lien existing on the Closing Date in favor of Norsun AS granted by the Borrower in October 2012, covering up to $20,000,000 of the Borrower’s accounts receivables; and

(g) existing and future Liens in favor of the Borrower’s bonding company covering materials, contracts, receivables, and other assets which are related to, or arise out of, contracts which are bonded by that bonding company in the ordinary course of the Borrower’s business as conducted from time to time.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in good faith;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), including those incurred pursuant to any law primarily concerning the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material or to health and safety matters, in each case in the ordinary course of business as conducted from time to time;

(e) judgment liens in respect of judgments that do not constitute an Event of Default;

(f) easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) Liens on property or assets of the Borrower or any Subsidiary existing on the Closing Date granted pursuant to agreements existing on the Closing Date and listed on Schedule 2; provided that such Liens shall not attach to the Collateral at any time on or after the Restructuring Date and shall secure only those obligations that they secure on the Closing Date and any obligations arising under such agreements after the Closing Date (and permitted extensions, renewals, and refinancings thereof to the extent that the amount of such obligations secured by such Liens is not increased, except in accordance with the then current terms of such agreements);

(h) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements and similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time);

(i) Liens arising out of Capital Lease Obligations, so long as such Liens attach only to the property being leased in such transaction and any accessions thereto or proceeds thereof and related property; provided that such Liens shall not attach to the Collateral at any time on or after the Restructuring Date;

(j) any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time;

(k) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(l) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(m) licenses of intellectual property granted in the ordinary course of business;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(p) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(q) Liens arising from precautionary UCC financing statements regarding operating leases;

(r) Liens on Equity Interests in Joint Ventures held by the Borrower or a Subsidiary securing obligations of such Joint Venture or the Borrower’s or such Subsidiary’s obligations as a partner or member in such Joint Venture;

(s) Liens on securities that are the subject of fully collateralized repurchase agreements with a term of not more than 30 days for direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, Japan or the European Union (or by any agency of any thereof to the extent such obligations are backed by the full faith and credit of such jurisdiction), in each case maturing within one year from the date of acquisition thereof, and entered into with any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(t) Liens in favor of customers or suppliers of any Foreign Subsidiary on equipment, supplies and inventory purchased with the proceeds of advances made by such customers or suppliers under or securing obligations in connection with supply agreements;

(u) Liens that arise by operation of law for amounts not yet due;

(v) existing and future Liens related to or arising from the sale, transfer, or other disposition of rights to solar power rebates in the ordinary course of business as conducted from time to time;

(w) existing and future Liens in favor of the Borrower’s bonding company covering materials, contracts, receivables, and other assets which are related to, or arise out of, contracts which are bonded by that bonding company in the ordinary course of the Borrower’s business as conducted from time to time;

(x) Liens on Equity Interests in and assets of Project Finance Subsidiaries of the Borrower or Subsidiaries of the Borrower to secure Project

Indebtedness; provided that such Liens shall not attach to the Collateral at any time on or after the Restructuring Date;

(y) customary Liens on securities accounts of the Borrower in favor of the securities broker with whom such accounts are maintained, provided that (i) such Liens arise in the ordinary course of business of the Borrower, as applicable, and such broker pursuant to such broker’s standard form of brokerage agreement; (ii) such securities accounts are not subject to restrictions against access by the Borrower; (iii) such Liens secure only the payment of standard fees for brokerage services charged by, but not financing made available by, such broker and such Liens do not secure Indebtedness for borrowed money; and (iv) such Liens are not intended by the Borrower to provide collateral to such broker;

(z) cash collateral securing reimbursement obligations with respect to letters of credit issued to secure liabilities of the Borrower or any Subsidiary incurred in the ordinary course of business; provided that such Liens shall not attach to the Collateral at any time on or after the Restructuring Date; and

(aa) Liens on the property or assets of any Foreign Subsidiary other than accounts receivable and inventory; and

(bb) other Liens so long as the outstanding principal amount of the obligations secured by such Liens does not exceed (in the aggregate) $10,000,000 at any one time and on and after the Restructuring Date such Liens do not attach to any of the Collateral.

“Permitted Project Recourse” means (a) limited guarantees and side letters from any Loan Party or any of their respective Subsidiaries which are not Project Finance Subsidiaries in respect of any Indebtedness of any Project Financing Subsidiary which do not guarantee obligations for borrowed money (including notes, bonds and other similar instruments), operating lease obligations, Capital Lease Obligations or reimbursement or other payment obligations in respect of letters of credit (including, without limitation, equipment, procurement and construction, operations and maintenance, asset management, liquidated damages and managing member and tax indemnity undertakings), and (b) pledges of Equity Interests in Project Finance Subsidiaries (or direct or indirect owners of Project Finance Subsidiaries) or other limited guarantees or side letters provided that the holders of such Indebtedness have acknowledged that they will not have any recourse to the assets or Equity Interests (other than as specified in this clause (b)) of any Loan Party or any of their respective Subsidiaries which are not Project Finance Subsidiaries.

“Person” means an individual, partnership, corporation, association, limited liability company, unincorporated organization, trust or Joint Venture, or a governmental agency or political subdivision thereof.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of

ERISA or Section 412 of the Code or Section 302 of ERISA then, or at any time during the past five years, sponsored, maintained or contributed to (or to which there is or was an obligation to contribute) on behalf of employees of the Borrower or any ERISA Affiliate.

“Platform” has the meaning assigned to such term in Section 9.01(e)(i).

“Prime Rate” means the rate of interest per annum determined from time to time by the Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Project Finance Subsidiary” means a limited purpose Subsidiary established in connection with the construction of a solar project, or the sale of solar equipment and/or energy; provided that no Subsidiary shall be deemed to be a Project Finance Subsidiary if it is a Loan Party.

“Project Indebtedness” means Indebtedness of any Project Finance Subsidiary, including ~~inverted leases and~~front leverage debt of a project company level borrower, back leverage ~~relating to residential leases~~debt of a sponsoring member in a tax equity partnership, securitizations, tax equity financings (including inverted lease, partnership flip and Sale and Lease Back Transactions) and other similar financing structures, as to which the holders of such Indebtedness have recourse only to such Project Finance Subsidiary and any other Project Finance Subsidiaries, including such Project Finance Subsidiaries’ assets, but without recourse to any Loan Party or any of their respective Subsidiaries which are not Project Finance Subsidiaries~~, including any of their assets~~ other than ~~the Equity Interests in~~Permitted Project ~~Finance Subsidiaries~~Recourse.

“Recipient” means (a) the Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reference Banks” means Deutsche Bank AG, The Bank of Tokyo – Mitsubishi UFJ, Ltd., and JPMorgan Chase Bank, N.A. or such other leading banks as may be appointed by the Agent and approved by the Borrower.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Reimbursement Date” has the meaning assigned thereto in Section 2.21(d).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Class Lenders” means at any time, in respect of any Class, Lenders that have Loans outstanding and unused Revolving Credit Commitments of such Class representing more than 50% of the sum of all Loans outstanding and unused Revolving Credit Commitments of such Class; provided that the Loans and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Class Lenders at any time.

“Required Lenders” means at any time, Lenders that have Revolving ~~Loans~~Credit Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Revolving ~~Loans outstanding~~Credit Exposure and unused Revolving Credit Commitments; provided that the Revolving ~~Loans~~Credit Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Required Payment” has the meaning assigned thereto in Section 9.02(~~c~~d).

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restructuring CPs” has the meaning assigned thereto in the definition of Restructuring Date.

“Restructuring Date” means the later of (i) January 31, 2014 and (ii) the Business Day on which each of the conditions specified below (collectively, the “Restructuring CPs”) are satisfied (or, other than clause (a) below, waived in accordance with Section 9.02):

(a) Parent Guaranty. The Parent Guaranty shall have been cancelled and returned to the Parent Guarantor.

(b) Security Agreement. The Agent shall have received the Security Agreement signed on behalf of the Borrower, each Material Domestic Subsidiary as of the Restructuring Date, any other Domestic Subsidiary which owns Eligible Assets with an aggregate value of more than $10,000,000 as of the Restructuring Date, and the Security Agent.

(c) Subsidiary Guaranty. The Agent shall have received the Subsidiary Guaranty signed on behalf of each Material Domestic Subsidiary and any other Domestic Subsidiary which owns Eligible Assets with an aggregate value of more than $10,000,000 as of the Restructuring Date.

(d) Closing Certificates; Certified Constitutive Documents; Good Standing Certificates. The Agent shall have received (i) a certificate of each Loan Party, dated the Restructuring Date and executed by its Secretary or Assistant Secretary or an Officer, which shall (A) certify the resolutions of its Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the Loan Documents by such Loan Party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents, and (C) contain appropriate attachments, including the certificate or articles of incorporation (or similar constitutive document) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws (or similar constitutive document), or certify that such documents have not been amended since the Closing Date and remain in full force and effect and (ii) a good standing certificate for each Loan Party dated the Restructuring Date or a recent date prior to the Restructuring Date satisfactory to the Agent from such Loan Party’s jurisdiction of organization.

(e) Solvency Assurances. The Agent shall have received, on behalf of itself and the Lenders, an executed Solvency Certificate signed by the chief financial officer of the Borrower dated the Restructuring Date certifying that, after giving effect to the consummation of the transactions contemplated by the Loan Documents on the Restructuring Date, the Borrower will be Solvent as of the Restructuring Date.

(f) Compliance Certificate. The Agent shall have received, on behalf of itself and the Lenders, an executed Compliance Certificate signed by the chief financial officer of the Borrower dated the Restructuring Date, demonstrating that the Borrower has Consolidated Liquidity of at least $100 million and that the Leverage Ratio did not exceed 4.5 to 1.0 in each case as of the last day of the then most recently ended fiscal quarter of the Borrower (based on the Borrower’s reasonable good faith determination of its Consolidated Liquidity and Leverage Ratio as of such day), provided that, if the 2014 Debentures have not been repaid in full as of the last day of such fiscal quarter, the minimum Consolidated Liquidity amount set forth above will be increased by the Unpaid 2014 Debentures Amount as of the last day of such fiscal quarter.

(g) Legal Opinion. The Agent shall have received, on behalf of itself and the other Secured Parties on the Restructuring Date, one or more favorable written opinions of counsel for the Loan Parties in the form and substance satisfactory to the Agent.

(h) No Defaults. At the time of and immediately after the Restructuring Date, no (i) Event of Default, or (ii) event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

(i) Repayment of Outstanding Amounts. The Borrower shall have repaid in full all outstanding Loans and all accrued interest thereon as of the Restructuring Date.

(j) Security Interests. The Security Agent shall have received evidence reasonably satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii) and (iii) below) that may be necessary, or in the reasonable opinion of the Security Agent, desirable in order to create in favor of the Security Agent, for the benefit of the Secured Parties, a valid and (upon such filing and recording) perfected First Priority security interest in the United States in all of the Collateral in accordance with the terms of the Collateral Documents. Such actions shall include the following:

(i)	Lien Searches and UCC Termination Statements. Delivery to the Security Agent of (A) the results of a recent search of all effective UCC financing statements and all judgment and tax Lien filings which may have been made with respect to all of the Collateral, together with copies of all such filings disclosed by such search and (B) duly completed UCC termination statements, and authorization of the filing thereof from the applicable secured party, as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement;

(ii)	UCC Financing Statements. Delivery to the Security Agent of duly completed UCC financing statements with respect to all of the Collateral, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of the Security Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

(iii)	Control Agreements. Delivery to the Security Agent of Control Agreements in order to perfect the Liens in respect of the Deposit Accounts created pursuant to the Security Agreement.

(k) USA PATRIOT Act. The Agent shall have received, at least five Business Days prior to the Restructuring Date, all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(l) Project Indebtedness. The Agent shall have received Schedule 4, which shall list all of the Project Indebtedness as of the Restructuring Date and describe in reasonable detail the financing facilities and other arrangements establishing such Project Indebtedness.

“Revaluation Date” means, with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Agent or such Issuing Bank shall determine.

“Revised Terms” has the meaning set forth in Section 9.15.

“Revolving Credit Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” means, with respect to each Lender, (a) the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as the same may be (i) reduced from time to time pursuant to Section 2.06 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) any Incremental Revolving Credit Commitment of such Lender.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender and (ii) the aggregate amount at such time of all participations by such Lender in any outstanding Letters of Credit or unreimbursed drawings under Letters of Credit.

“Revolving Credit Maturity Date” means the ~~date falling 5 years after the First Amendment Effective Date.~~earliest to occur of (i) the Scheduled Maturity Date, (ii) the date the Revolving Credit Commitments are permanently reduced to zero pursuant to Section 2.06(b), and (iii) the date of the termination of the Revolving Credit Commitments pursuant to Section 2.20 or Article VII.

“Revolving Loans” means the revolving loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Unless the context shall otherwise require, the term “Revolving Loans” shall include Incremental Revolving Loans.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Sale and Lease Back Transaction” has the meaning set forth in Section 5.08.

“Sanctioned Country” means a country or territory which is itself the subject or target of comprehensive countrywide or territory-wide Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means (a) any Person that is the target or subject of Sanctions or listed in any Sanctions-related list of designated Persons maintained by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State) or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person Controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Maturity Date” means the date falling five years after the First Amendment Effective Date.

“Second Amendment” means the Second Amendment to Revolving Credit Agreement relating to this Agreement dated as of February 17, 2016, by and among the Borrower, the Agent and the Lenders listed on the signature pages thereof.

“Second Amendment Effective Date” means the “Effective Date” under and as defined in the Second Amendment.

“Secured Parties” has the meaning assigned thereto in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agent” has the meaning assigned to such term in the recitals to this Agreement.

“Security Agreement” means the Security Agreement to be executed and delivered by the Borrower and each of the other Loan Parties on the Restructuring Date, substantially in the form of Exhibit K, as amended by the First Amendment to Security Agreement dated as of the Second Amendment Effective Date.

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit J.

“Solvent”, with respect to any Person, means that as of the date of determination (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person, (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (c) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” for a currency means the rate determined by the Agent or the applicable Issuing Bank, as applicable, as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent or such Issuing Bank, as applicable, may obtain such spot rate from another financial institution designated by the Agent or such Issuing Bank, as applicable, if it does not have as of the date of determination a spot buying rate for any such currency; and provided further that such Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“subsidiary” with respect to any Person, means:

(i) any corporation of which the outstanding Equity Interests having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly by such Person; or

(ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary” means, unless the context otherwise requires, a Subsidiary of the Borrower.

“Subsidiary Applicant” means each Wholly-Owned Domestic Subsidiary from time to time approved in writing as a Subsidiary Applicant pursuant to an Adherence Agreement executed and delivered by such Subsidiary, the Borrower, the Agent, and the Issuing Bank, in each case other than any such Subsidiary that has ceased to be a Subsidiary Applicant pursuant to Section 2.23.

“Subsidiary Guarantor” means any Domestic Subsidiary that has executed and delivered a counterpart of the Subsidiary Guaranty on or after the Restructuring Date.

“Subsidiary Guaranty” means the subsidiary guaranty executed by each Subsidiary Guarantor on or after the Restructuring Date substantially in the form attached hereto as Exhibit H.

“Substitute Basis” has the meaning set forth in Section 2.20.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, similar charges or withholdings imposed by any Governmental Authority.

“Tech Credit Agreement” means that certain First Amended and Restated Purchase Agreement, dated November 1, 2010, between SunPower North America LLC and Technology Credit Corporation, as amended on January 25, 2011 and April 18, 2011.

“Total Guaranteed LOC Available Amount” means, as of any date of determination, an amount equal to the aggregate unused and available “Commitment Amount” under and as defined in the Total Guaranteed LOC Facility Agreement as of such date; provided that such “Commitment Amount” shall be deemed to be $0 for purposes of this Agreement if (a) the scheduled maturity date of the Total Guaranteed LOC Facility Agreement or such “Commitment Amount” is less than one year after the latest date on which an Uncollateralized Letter of Credit is scheduled to expire, or (b) the Borrower’s obligations under the Total Guaranteed LOC Facility Agreement are not guaranteed in full by the Parent Guarantor.

“Total Guaranteed LOC Facility Agreement” means the Letter of Credit Facility Agreement dated as of August 9, 2011 by and among the Borrower, Total S.A., the subsidiary applicants parties thereto from time to time, the banks parties thereto from time to time, and Deutsche Bank AG New York Branch, as issuing bank and administrative agent, as amended on December 20, 2011, December 19, 2012, December 23, 2013, December 23, 2014 and October 7, 2015 and as further amended from time to time.

“Total Guaranteed LOC Minimum Amount” means, as at any date of determination, an amount equal to the Uncollateralized Letter of Credit Usage as of such date multiplied by 105.0%.

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of Revolving Credit Commitments, as in effect at such time. The ~~initial~~ Total

Revolving Credit Commitment as of the ~~Closing~~Second Amendment Effective Date is $~~250,000,000~~300,000,000.

“Total Utilization of Revolving Credit Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing any Issuing Bank for any amount drawn under any Letter of Credit issued by such Issuing Bank, but not yet so applied), and (ii) the Letter of Credit Usage.

“Transaction Subsidiary” means, in respect of any Utility and Commercial Transaction, the Project Finance Subsidiary or entity which, but for a sale of its equity interests effected pursuant to an earlier Utility and Commercial Transaction, would qualify as a Project Finance Subsidiary, subject to such Utility and Commercial Transaction.

“Transactions” means, collectively, the execution, delivery and performance by the Borrower of the Loan Documents (including the granting of Liens to the Security Agent for the benefit of the Secured Parties pursuant to the Collateral Documents on and after the Restructuring Date), the making of the ~~Borrowings~~Credit Extensions hereunder, and the use of proceeds thereof in accordance with the terms hereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Uncollateralized Letter of Credit” means any Letter of Credit other than a Collateralized Letter of Credit.

“Uncollateralized Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Dollar Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Uncollateralized Letters of Credit then outstanding, and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Uncollateralized Letters of Credit honored by any Issuing Bank and not theretofore reimbursed by or on behalf of Borrower (including through Revolving Loans).

“Unpaid 2014 Debentures Amount” means, (a) as of December 31, 2013 or as of March 31, 2014, as applicable, the aggregate amount of 2014 Debentures then outstanding, and (b) as of any other date of determination, $0.

“Unpaid 2015 Debentures Amount” means, (a) as of September 30, 2014 or as of December 31, 2014, as applicable, the aggregate amount of 2015 Debentures then outstanding, and (b) as of any other date of determination, $0.

“Unpaid 2018 Debentures Amount” means, (a) as of December 31, 2017 or as of March 31, 2018, as applicable, the aggregate amount of 2018 Debentures then outstanding, and (b) as of any other date of determination, $0.

“Unpaid Debentures Amount” means, as of any date of determination, an amount equal to the sum of the Unpaid 2014 Debentures Amount ~~and~~, the Unpaid 2015 Debentures Amount and the Unpaid 2018 Debentures Amount as of such date.

“Unpaid Debentures Applicable Date” means (a) with respect to the Unpaid 2014 Debentures Amount, December 31, 2013 and March 31, 2014, ~~and~~ (b) with respect to the Unpaid 2015 Debentures Amount, September 30, 2014 and December 31, 2014, and (c) with respect to the Unpaid 2018 Debentures Amount, December 31, 2017 and March 31, 2018.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.21(d).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning specified in Section 2.15(f).

“Utility and Commercial Transaction” means any transaction or series of transactions consummated after the First Amendment Effective Date pursuant to which the Borrower or any of its Subsidiaries receives cash proceeds from the sale of a portion (but not all) of the Equity Interests in a Transaction Subsidiary that owns a utility and/or commercial development project; provided that (i) such sale is to one or more non-Affiliates of the Borrower and is consummated on arm’s-length terms, (ii) such Transaction Subsidiary has no outstanding Indebtedness other than Project Indebtedness, and (iii) no portion of the consideration payable to the Borrower and its Subsidiaries has been deferred, no future installment payments are due, and all such consideration has been paid in cash; and provided further that, solely for purposes of clause (i) above, it is expressly agreed that Total S.A. and its Affiliates (excluding the Borrower and its Subsidiaries) shall be deemed to be Non-Affiliates of the Borrower.

“Wholly-Owned Domestic Subsidiary” means any Domestic Subsidiary of which all of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Board of Directors is at the time owned or controlled, directly or indirectly, as applicable, by the Borrower or one or more of the other Subsidiaries of the Borrower or a combination thereof, other than non-controlling interests owned or controlled by tax equity investors or local partners.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower or the Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Revolving Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBO Rate Loan”). Borrowings may also be classified and referred to by Type (e.g., a “LIBO Rate Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Effectuation of Transactions. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.05. Accounting Terms; GAAP. Except as otherwise

expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or, if not defined in GAAP (as determined by the Borrower in good faith) as determined by the Borrower in good faith, as in effect from time to time; provided that, to the extent set forth in clause (c) of the definition of “GAAP”, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision thereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Borrower hereby agrees that any election pursuant to FASB Statement No. 159 (The Fair Value Option for Financial Assets and Financial Liabilities) shall be disregarded for purposes of Section 5.02 and Section 5.12.

SECTION 1.06. Exchange Rates; Currency Equivalents. (a) The applicable Issuing Bank shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Letters of Credit issued by such Issuing Bank and other amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the applicable Issuing Bank. The Issuing Bank shall notify the Agent of such Dollar Equivalent amount as calculated on the applicable Revaluation Date.

(b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Agent or the applicable Issuing Bank, as the case may be.

SECTION 1.07. Letter of Credit Amounts. (a) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any documentation related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(b) Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the applicable Issuing Bank, which approval shall not be unreasonably withheld, conditioned or delayed. If an Issuing Bank consents to the issuance of Letters of Credit in such requested currency, such Issuing Bank shall so notify the Borrower and the Agent, and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for the purposes of any Letter of Credit.

ARTICLE II

The Credits

SECTION 2.01. Revolving Loan Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

(b) Each Lender having an Incremental Revolving Credit Commitment hereby agrees, severally and not jointly, on the terms and subject to the conditions set forth herein and in the applicable Incremental Revolving Credit Assumption Agreement, to make Incremental Revolving Loans to the Borrower, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Incremental Revolving Credit Exposure exceeding such Lender’s Incremental Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Incremental Revolving Loans.

(c) The Revolving Credit Commitment of each Lender as of the Second Amendment Effective Date shall be as specified on the Amended Commitment Schedule then in effect as of such date.

SECTION 2.02. Revolving Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required. The Revolving Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) in an integral multiple of $1,000,000 and not less than

$1,000,000 or (ii) equal to the remaining available balance of the applicable Revolving Credit Commitments.

(b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increase in the Adjusted LIBO Rate or increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.13 shall apply).

(c) At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $1,000,000; provided that an ABR Borrowing may be maintained in a lesser amount equal to the difference between the aggregate principal amount of all other Borrowings and the total amount of Loans at such time outstanding. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

SECTION 2.03. Requests for Borrowing. (a) In order to request a Revolving Credit Borrowing, the Borrower shall notify the Agent of such request either in writing by delivery of a Borrowing Request (by hand, electronic mail, or facsimile) signed by the Borrower or by telephone (to be confirmed promptly by hand delivery, electronic mail, or facsimile of written notice) not later than 11:00 a.m., New York City time, (A) in the case of a LIBO Rate Borrowing, three (3) Business Days before a proposed Revolving Credit Borrowing (or such later time on such Business Day as shall be acceptable to the Agent) and (B) in the case of an ABR Borrowing, one (1) Business Day before a proposed Revolving Credit Borrowing (or such later time as shall be acceptable to the Agent and each Lender). Each such telephonic and written Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Revolving Credit Borrowing;

(ii) the date of the Revolving Credit Borrowing, which shall be a Business Day;

(iii) whether the Revolving Credit Borrowing then being requested is to be an Incremental Revolving Credit Borrowing, and whether such Revolving Credit Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(iv) in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed;

provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Revolving Credit Borrowing shall comply with the requirements set forth in Section 2.02 and Section 2.04.

(b) If no election as to the Type of Revolving Credit Borrowing is specified, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of the Borrowing Request in accordance with this Section 2.03 (but in any event on the same day such Borrowing Request is received by the Agent), the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Credit Borrowing.

SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 (noon), New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders.

(b) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on the date of such Borrowing in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.05. Type; Interest Elections. (a) Revolving Loans shall initially be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert all or any portion of any Revolving Credit Borrowing (subject to the minimum amounts for Revolving Credit Borrowings of the applicable Type specified in Section 2.02(c)) to a different Type or to continue such Revolving Credit Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Revolving Credit Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans comprising such Revolving Credit Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Revolving Credit Borrowing.

(b) To make an election pursuant to this Section 2.05, the Borrower shall notify the Agent of such election by telephone (i) in the case of an election to convert to or continue as a LIBO Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed conversion or continuation or (ii) in the case of an election to convert to or continue as an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed conversion or continuation. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic mail, or facsimile to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default of the type set forth in clause (a) or (b) of Article VII (without giving effect to any grace period set forth therein) has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then current Interest Period applicable thereto.

SECTION 2.06. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date and as set forth in Section 2.20.

(b) Upon at least three Business Days’ prior irrevocable written or fax notice (or telephonic notice promptly confirmed by written notice) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000, (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time, ~~and~~ (iii) the Borrower may condition a notice of termination of all of the Revolving Credit Commitments upon the effectiveness of a replacement financing, and (iv) the Borrower may condition a notice of termination of the Revolving Credit Commitments (or, if applicable, the Revolving Credit Commitments of the Exiting Lenders) upon the consummation of a Change in Control.

(c) Each reduction in the Revolving Credit Commitments hereunder, other than a reduction resulting from the termination of the Exiting Lenders’ Revolving Credit Commitments in connection with a Change in Control Amendment, shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Agent for the account of the applicable Lenders, on the date of termination of the Revolving Credit Commitments (or the Exiting Lenders’ Revolving Credit Commitments, as the case may be), all accrued and unpaid Commitment Fees relating to the same but excluding the date of such termination.

SECTION 2.07. Repayment of Revolving Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to each Lender, through the Agent, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in substantially the form of Exhibit F hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.08. Optional Prepayment of Revolving Loans. (a) Upon prior notice in accordance with paragraph (b) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Revolving Credit Borrowing in whole or in part without premium or penalty (but subject to Section 2.14); provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

(b) The Borrower shall notify the Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a

LIBO Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of prepayment. Each such notice shall be irrevocable (except in the case of a repayment in full of all of the Obligations, which may be conditioned upon the effectiveness of a new financing) and shall specify the prepayment date and the principal amount of each Revolving Credit Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Revolving Credit Borrowing, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Credit Borrowing shall be in an amount that would be permitted in the case of a Revolving Credit Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Credit Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Credit Borrowing; provided that any prepayments made to Exiting ~~Lenders~~Banks in connection with a termination of their Revolving Credit Commitments shall be applied ratably to the applicable Revolving Loans of such Exiting ~~Lenders~~Banks. Prepayments shall be accompanied by accrued interest as required by Section 2.11 and any prepayment of LIBO Rate Loans shall be subject to the provisions of Section 2.14; provided, however, that in the case of a prepayment of an ABR Revolving Loan that is not made in connection with a termination of the Revolving Credit Commitments, the accrued and unpaid interest on the principal amount prepaid shall be payable on the next scheduled Interest Payment Date with respect to such ABR Revolving Loan.

SECTION 2.09. Mandatory Prepayment of Revolving Loans; Application of Proceeds of Collateral and Payments after Event of Default. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving

Credit Borrowings, together with accrued interest thereon, accrued Fees and all other amounts payable to the Lenders hereunder.

(b) If ~~as a result of any partial reduction of the Revolving Credit Commitments (including any such reduction pursuant to Section 2.20)~~at any time the Aggregate Revolving Credit Exposure ~~would exceed~~exceeds the Total Revolving Credit Commitment ~~after giving effect thereto~~, then the Borrower shall~~, on the date of such reduction,~~ repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.

(c) Upon the occurrence and during the continuation of an Event of Default, if requested by Required Lenders, or upon acceleration of the Obligations pursuant to ~~ARTICLE~~Article VII, (x) all payments received by the Agents, whether from the Borrower, a Subsidiary Applicant, the Parent Guarantor or any other Loan Party and (y) all proceeds received by the Agents in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any of the Collateral Documents may, in the discretion of the Agents, be held by the Agents as Collateral for, and/or (then or at any time thereafter) applied in full or in part by the Agents, in each case in the following order of priority:

i.	to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by the Agents in connection therewith, and all amounts for which the Agents are entitled to compensation (including the fees described in Section 2.10), reimbursement and indemnification under any Loan Document and all advances made by the Agents thereunder for the account of the applicable Loan Party or Subsidiary Applicant, and to the payment of all costs and expenses paid or incurred by the Agents in connection with the Loan Documents, all in accordance with Section 9.03 and the other terms of this Agreement and the Loan Documents;

ii.	thereafter, to the payment of all ~~other Obligations~~Revolving Loans to the full extent thereof (with accrued interest being paid in full prior to application of amounts to pay principal); ~~and~~

iii.	thereafter, to prepay outstanding reimbursement obligations with respect to drawn Letters of Credit;

iv.	thereafter, to Cash Collateralize Letters of Credit; and

v.	~~iii.~~thereafter, to the payment to or upon the order of the Borrower or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 2.10. Fees. (a) The Borrower agrees to pay to each Non-Defaulting Lender ~~(other than a Defaulting Lender), through the Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “~~Commitment Fee~~”) equal to the Applicable Rate per annum in effect from time to time on the daily unused amount of the Revolving Credit Commitments of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated as provided herein.~~

(b) The Borrower agrees to pay to the Agent, for distribution to each of the Lenders in accordance with their respective Applicable Percentages, letter of credit fees equal to (1) the Applicable LOC Rate per annum in effect from time to time times (2) the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all outstanding Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) during the preceding quarter (or other period commencing with the Second Amendment Effective Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated).

~~(b)~~

~~(c)~~

~~(i)~~

~~(ii)~~

~~(iii)~~

(c) The Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i) if an Initial Issuing Bank is the Issuing Bank, the fees required in the 2016 Issuing Bank Fee Letter;

(ii) if any other Person besides an Initial Issuing Bank is the Issuing Bank, such fronting fees as may be separately agreed upon by the Borrower and such Issuing Bank payable in the amounts and at the times as so agreed upon; and

(iii) in all cases, such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit issued by such Issuing Bank as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

All fees referred to in Sections 2.10(a) and 2.10(b) shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable in Dollars. All fees referred to in Sections 2.10(a) and 2.10(b) shall be payable quarterly in arrears on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein. All fees payable pursuant to Section 2.10(c)(i) in respect of any Letter of Credit issued by an Initial Issuing Bank shall be computed in accordance with the 2016 Issuing Bank Fee Letter and payable in the amounts and at the times specified in the 2016 Issuing Bank Fee Letter.

(d) ~~(b)~~The Borrower agrees to pay to the Agent, for its own account, the agency fees set forth in the Fee Letters, as amended, restated, supplemented or otherwise modified from time to time, or such agency fees as may otherwise be separately agreed upon by the Borrower and the Agent payable in the amounts and at the times specified therein or as so otherwise agreed upon (the “Agent Fees”).

(e) ~~(c)~~All Fees shall be paid on the dates due, in immediately available funds, to (i) the Agent for distribution, if and as appropriate, among the Lenders or (ii) with respect to the fees referred to in Section 2.10(c), to each applicable Issuing Bank.

SECTION 2.11. Interest. (a) The Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Revolving Loans comprising each LIBO Rate Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default referred to in paragraphs (a), (b), (g), and (h) of Article VII, at the written request of the Required Lenders, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.0% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this Section 2.11(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

(d) Accrued interest on each Loan shall be payable to the applicable Lenders, through the Agent, in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

(f) In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01 is shown to be inaccurate (regardless of whether this Agreement or the Revolving Credit Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined as if the highest level of pricing provided in the definition of Applicable Rate were applicable for such Applicable Period, and (iii) the Borrower shall immediately pay the Agent for the benefit of the Lenders the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period. This Section 2.11(f) shall not limit the rights of the Agent and the Lenders with respect to Section 2.11(c) and Article VII. The Borrower’s obligations under this Section 2.11(f) shall survive the termination of the Revolving Credit Commitments and the repayment of all other Obligations hereunder.

(g) The Borrower agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are ABR Loans, and (ii) thereafter, a rate which is 2.0% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are ABR Loans.

SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a) the Agent determines (which determination shall be conclusive absent manifest error) that dollar deposits in the principal amount of the Loans comprising such Borrowing are not generally available in the London interbank market;

(b) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(c) the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall promptly give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a LIBO Rate Borrowing pursuant to Section 2.03 or 2.05 shall be deemed to be a request for an ABR Borrowing. In the event that the Agent shall give such a notice, the Borrower and the Agent (in consultation with the Lenders) shall promptly enter into negotiations in good faith with a view to agreeing on an alternative basis acceptable to the Borrower and the Lenders for the interest rate which shall be applicable to future LIBO Rate Borrowings.

SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (which term shall include Issuing Banks for purposes of this Section 2.13) (except any such reserve requirement reflected in the Adjusted LIBO Rate); ~~or~~

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (c) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) ~~(ii)~~impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any LIBO Rate Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such other Recipient of issuing, maintaining or participating in any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit),or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), in each case by an amount the Lender or other Recipient reasonably determines to be material, then, following delivery of the certificate contemplated by paragraph (c) of this Section, within fifteen (15) days after demand the Borrower will pay to such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs incurred or reduction suffered (except for (i~~) any Taxes, which shall be dealt with exclusively pursuant to Section 2.15, (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its lending office for the Revolving Loans or any political subdivision thereof, (iii~~) any increased cost in respect of which a Lender is entitled to compensation under any other provision of this Agreement, (~~iv~~ii) any payment to the extent that it is attributable to the requirement of any Governmental Authority which regulates a Lender or its holding company which is imposed by reason of the quality of such Lender’s assets or those of its holding company and not generally imposed on all entities of the same kind regulated by the same authority, or (~~v~~iii) any increased cost arising by reason of a Lender voluntarily breaching any lending limit or other similar restriction imposed by any provision of any relevant law or regulation after the introduction thereof).

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the ~~Loans~~Credit Extensions made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (excluding, for purposes of this Section, any such increased costs resulting from any change to the extent that it is attributable to the requirement of any Governmental Authority which regulates a Lender or its holding company which is imposed by reason of the quality of such Lender’s assets or those of its holding company and not generally imposed on all entities of the same kind regulated by the same authority) other than due to Taxes, which shall be dealt with exclusively pursuant to Section 2.15 (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time following delivery of the certificate contemplated by paragraph (c) of this Section the Borrower will within fifteen (15) days after demand pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Rate Loan or the conversion of the Interest Period with respect to any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBO Rate Loan, such loss, cost or expense to any Lender shall not include loss of profit or margin and shall be deemed to be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions applicable to additional sums payable under this Section), the ~~Agent or Lender (as applicable)~~Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable law. If at any time the Borrower is required by applicable law to make any deduction or withholding from any sum payable hereunder, the Borrower shall promptly notify the relevant ~~Lender and the Agent~~Recipient upon becoming aware of the same. In addition, each ~~Lender or the Agent~~Recipient shall promptly notify the Borrower upon becoming aware of any circumstances as a result of which the Borrower is or would be required to make any deduction or withholding from any sum payable hereunder.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify ~~the Agent and~~ each ~~Lender~~Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by ~~the Agent or~~ such ~~Lender~~Recipient on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes (or related penalties, interest, or additions to tax) were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, an Issuing Bank or by the Agent on its own behalf or on behalf of an Issuing Bank or a Lender shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Agent, within ten (10) days after written demand therefor, for the full amount of any Excluded Taxes paid by the Agent on behalf of such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Lender by the Agent shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times as reasonably requested by the Borrower or the Agent, such properly completed and executed documentation as reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate.

~~(i)~~ (ii) Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Borrower (with a copy to the Agent), on or prior to the date on which such Lender becomes a party hereto, two duly signed, properly completed copies of whichever of the following is applicable:

(A)	in the case of a Lender that is not a Foreign Lender, IRS Form W-9;

(B)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)	in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and (2) a certificate (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(E)	in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a Participant) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D), (F) and (G) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners;

(F)	if a payment made to a Foreign Lender under any Loan Document would be subject to any withholding Taxes as a result of such Foreign Lender’s failure to comply with the requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Foreign Lender has or has not complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment; or

(G)	any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Agent to determine the amount of Tax (if any) required by law to be withheld.

~~(ii)~~ (iii) Thereafter and from time to time, each Foreign Lender shall, if it is legally eligible to do so, (A) promptly submit to the Borrower (with a copy to the Agent) such additional duly completed and signed copies of one or more of the forms or certificates described in Section 2.15(f)(ii)(A), (B), (C), (D) or (E) above (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Agent of any available exemption from, or reduction of, United States withholding Taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, or any other Loan Document, in each case, (1) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and (2) from time to time thereafter if reasonably requested by the Borrower or the Agent, and (B) promptly notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(g) If the Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or the Parent Guarantor or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15 or the Parent Guarantor has paid additional amounts pursuant to the Parent Guaranty, it shall reimburse to the Borrower or the Parent Guarantor, as the case may be, such amount as the Agent or such Lender determines to be the proportion (but not more than 100%) of such refund as will leave the Agent or such Lender (after that reimbursement) in no better or worse position in respect of the worldwide liability for Taxes or Other Taxes of the Agent, or such Lender (including in each case its Affiliates) than it would have been if no such indemnity had been required under this Section. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower, the Parent Guarantor or any other Person.

SECTION 2.16. Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder and under any other Loan

Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 (noon), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent to the applicable account designated to the Borrower by the Agent, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it, except as otherwise provided, for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Any payment required to be made by the Agent hereunder shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment.

(b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than to the Borrower or any subsidiary thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(d) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(a), 2.16(c), 2.21(e) or 9.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(e) Except as otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Revolving Loans, each payment of the Commitment Fees, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Revolving Credit Commitments (or, if such Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans).

SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Issuing Bank or Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Issuing Bank or Lender or any Governmental Authority for the account of any Issuing Bank or Lender pursuant to Section 2.15, then such Issuing Bank or Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Issuing Bank or Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as applicable, in the future and (ii) would not subject such Issuing Bank or Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Issuing Bank or Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Issuing Bank or Lender in connection with any such designation or assignment.

(b) In the event (i) any Lender requests compensation under Section 2.13 and such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), or (iii) any Lender becomes a Defaulting Lender or an Exiting ~~Lender~~Bank, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, replace such

Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or Section 2.15) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued Fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and Fees) or the Borrower (in the case of all other amounts) ~~and~~, (iii) if such Lender is also an Issuing Bank, Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled or Cash Collateralized in the same currency as such Letter of Credit in the Minimum Collateral Amount, and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.18. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any LIBO Rate Loans, then, on notice thereof by such Lender to the Borrower through the Agent, any obligations of such Lender to make or continue LIBO Rate Loans or to convert ABR Borrowings to LIBO Rate Borrowings shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist and until such notice is given by such Lender, the Borrower shall only request ABR Borrowings from such Lender. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Agent), either convert all LIBO Rate Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Revolving Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be disadvantageous to it.

SECTION 2.19. Increase in Commitments. (a) The Borrower may, by written notice to the Agent from time to time, request Incremental Revolving Credit Commitments and/or Other Revolving Credit Commitments in an aggregate amount not to exceed the Incremental Revolving Credit Amount from one or more Incremental Lenders, which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion); provided that (i) each Incremental Lender, if not already a Lender hereunder, shall be subject to the approval of the Agent and each Issuing Bank (which ~~approval~~approvals shall not be unreasonably withheld) and (ii) in no event shall any Incremental Revolving Credit Commitments or Other Revolving Credit Commitments become effective if (x) prior to the Restructuring Date, the effectiveness of such commitments would cause the aggregate amount of Revolving Credit Commitments and Other Revolving Credit Commitments to exceed the principal amount of the Loans guaranteed by the Parent Guarantor pursuant to the Parent Guaranty and (y) the Agent has not received customary legal opinions, board resolutions and other customary closing certificates and closing documentation as required by the relevant Incremental Revolving Credit Assumption Agreement and, to the extent required by the Agent or any Issuing Bank, consistent with those required to be delivered in connection with a Borrowing pursuant to Section 4.01 if prior to the Restructuring Date or Section 4.03 if on or after the Restructuring Date, and such additional customary documents and filings as the Agent or any Issuing Bank may reasonably require. Such notice shall set forth (i) the amount of the Incremental Revolving Credit Commitments or Other Revolving Credit Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Revolving Credit Amount), (ii) the date on which such Incremental Revolving Credit Commitments or Other Revolving Credit Commitments are requested to become effective (which shall not be less than ten (10) Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Agent) and (iii) whether the Borrower is requesting Incremental Revolving Credit Commitments or commitments to make revolving loans with terms different from the Revolving Loans (“Other Revolving Loans”). Without limiting the foregoing, as a further condition precedent to the effectiveness of any Incremental Revolving Credit Commitment and/or Other Revolving Credit Commitment, the Borrower shall deliver to the Agent a certificate of the Borrower dated as of the date on which such Incremental Revolving Credit Commitments or Other Revolving Credit Commitments are requested to become effective signed by a Financial Officer certifying that, before and after giving effect to such Incremental Revolving Credit Commitment and/or Other Revolving Credit Commitment, (x) the representations and warranties set forth in Article III hereof (other than (1) prior to the Restructuring Date, Section 3.04, Section 3.16 and Section 3.17, and (2) on or after the Restructuring Date, Section 3.04) and in each other Loan Document are true and correct in all material respects on and as of the date thereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and (y) no Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

(b) The Borrower may seek Incremental Revolving Credit Commitments and/or Other Revolving Credit Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, subject to the approval of the Agent and each Issuing Bank (which ~~approval~~approvals shall not be unreasonably withheld), additional banks, financial institutions and other institutional lenders who will become Incremental Lenders in connection therewith. The Borrower and each Incremental Lender shall execute and deliver to the Agent an Incremental Revolving Credit Assumption Agreement and such other documentation as the Agent or any Issuing Bank shall reasonably specify to evidence the Incremental Revolving Credit Commitment or the Other Revolving Credit Commitments, as applicable, of such Incremental Lender. Each Incremental Revolving Credit Assumption Agreement shall specify the terms of the Incremental Revolving Loans or Other Revolving Loans to be made thereunder; provided that, without the prior written consent of all Issuing Banks and all Lenders, (i) the final maturity of any Other Revolving Loans shall be no earlier than the Revolving Credit Maturity Date and (ii) prior to the Restructuring Date, the aggregate amount of Revolving Credit Commitments and Other Revolving Credit Commitments shall not at any time exceed the principal amount of the Loans guaranteed by the Parent Guarantor pursuant to the Parent Guaranty.

(c) The Applicable Rate with respect to any Incremental Revolving Loans shall be the same as the Applicable Rate for the existing Revolving Loans and the Applicable Rate with respect to any Other Revolving Loans shall not be greater than the Applicable Rate for the existing Revolving Loans; provided that the Applicable Rate of the existing Revolving Loans may be increased (but may not be decreased) to equal the Applicable Rate for such Incremental Revolving Loans or such Other Revolving Loans to satisfy the requirements of this paragraph (c). The other terms of any Incremental Revolving Loans shall be the same as the terms of the other Revolving Loans. The other terms of any Other Revolving Loans and the Incremental Revolving Credit Assumption Agreement in respect thereof, to the extent not consistent with the terms applicable to the Revolving Loans hereunder, shall otherwise be reasonably satisfactory to the Agent and, to the extent that such Incremental Revolving Credit Assumption Agreement contains any covenants, events of default, representations or warranties or other rights or provisions that place greater restrictions on the Borrower or are more favorable to the Lenders making such Other Revolving Loans, the existing Lenders shall be entitled to the benefit of such rights and provisions so long as such Other Revolving Loans remain outstanding and such additional rights and provisions shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if fully set forth herein, without any further action required on the part of any Person effective as of the date of such Incremental Revolving Credit Assumption Agreement. The Agent shall promptly notify each Issuing Bank and each Lender as to the effectiveness of each Incremental Revolving Credit Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Revolving Credit Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Credit Commitments or Other Revolving Credit Commitments evidenced thereby as provided for in Section 9.02. Any such deemed amendment may be memorialized in writing by the Agent and each Issuing Bank with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

SECTION 2.20. Change in Control. (a) If a Change in Control occurs prior to expiration or termination of the Revolving Credit Commitments and the Issuing Bank Commitments, the Borrower shall promptly so notify the Agent, who shall promptly give notice thereof to each of the ~~Lenders~~Banks (with a copy to the Borrower). Upon the Agent giving such notice, (i) the Revolving Credit Commitments and the Issuing Bank Commitments shall be suspended and no Credit Extensions shall be made until the effectiveness of a Change in Control Amendment, if any, in accordance with this Section 2.20, and (ii) the Agent (in consultation with the ~~Lenders~~Banks) and the Borrower may enter into negotiations in good faith with a view to agreeing on a revised basis for making ~~Loans~~Credit Extensions available to the Borrower hereunder consistent with terms and conditions and market practice for similarly situated borrowers (a “Substitute Basis”).

(b) If, before the expiration of thirty (30) days from the date of such notice from the Agent (the “Review Period”), the Borrower, the Issuing Banks and the Required Lenders shall agree on a Substitute Basis, then the Agent shall promptly so notify the ~~Lenders~~Banks. Each ~~Lender~~Bank must then notify the Agent within five days whether such Lender will participate in future ~~Loans~~Credit Extensions made under a Substitute Basis ~~or be an Exiting~~and, in the case of each Lender, ~~and~~whether such Lender is an Exiting Bank. Each Bank agrees that it will be deemed to be an Exiting ~~Lender~~Bank if it does not provide such notice to the Agent on a timely basis. Within the later of (i) five days of receipt by the Agent of such notifications from all of the ~~Lenders~~Banks and (ii) the expiration of the Review Period (the “Change in Control Amendment Date”), the Borrower, the Agent and each non-Exiting ~~Lender~~Bank shall enter into a Change in Control Amendment and such other documentation as the Agent shall reasonably specify to evidence the Substitute Basis and revised terms and conditions, in each case in form and substance satisfactory to the Borrower, the Agent and each Lender party thereto. If the Borrower, the Issuing Banks and the Required Lenders do not agree on a Substitute Basis before the end of the Review Period, then (i) the Agent shall so notify the ~~Lenders~~Banks, (ii) the Borrower shall prepay all principal, interest, Fees and other ~~amounts~~Obligations relating to the ~~Loans~~Credit Extensions within five days of the end of the Review Period, ~~and~~ (iii) the Borrower shall Cash Collateralize all outstanding Letters of Credit, and (iv) all of the Revolving Credit Commitments and Issuing Bank Commitments shall automatically be terminated on such date.

(c) Each ~~Lender~~Bank shall be entitled to agree or decline to participate in its sole discretion in future ~~Loans~~Credit Extensions made under a Substitute Basis. On the Change in Control Amendment Date and as a condition to the effectiveness of any Change in Control Amendment, each Exiting ~~Lender~~Bank shall (i) have its Revolving Credit Commitment terminated or be replaced as a Lender pursuant to and in accordance with Section 2.17(b) ~~and~~, (ii) have its Issuing Bank Commitment, if any, terminated, and (iii) receive payment in full of all amounts then outstanding in respect of principal, interest, Fees and other ~~amounts~~Obligations relating to its ~~Loans~~Credit Extensions, whether pursuant to Section 2.17(b) or otherwise. Upon the effectiveness of any Change in Control Amendment (i) this Agreement shall be amended to the extent

(but only to the extent) necessary to reflect the existence and terms of the Change in Control Amendment, evidenced thereby as provided for in Section 9.02, and (ii) each Exiting ~~Lender~~Bank shall no longer be a party to this Agreement.

(d) Nothing in this Section 2.20 shall limit or otherwise modify (i) the obligation of the Borrower to satisfy all of its Obligations on the Revolving Credit Maturity Date or (ii) the rights and remedies of the ~~Agent~~Agents, the Issuing Banks and the Lenders under Article VII.

SECTION 2.21. Issuance of Letters of Credit and Purchase of Participations Therein.

~~(a)~~

(a) Letters of Credit. During the Letter of Credit Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of any Loan Party or any Subsidiary Applicant in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided that (i) each Letter of Credit shall be denominated in Dollars or one or more Alternative Currencies (provided that any Letter of Credit denominated in an Alternative Currency shall provide that draws on such Letter of Credit may be paid in Dollars); (ii) the stated amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect (notwithstanding that the aggregate Issuing Bank Commitments may exceed the Letter of Credit Sublimit at any time); (v) after giving effect to such issuance, in no event shall the Letter of Credit Usage with respect to all Letters of Credit issued by any Issuing Bank exceed the Issuing Bank Commitment of such Issuing Bank then in effect; (vi) in no event shall any Letter of Credit have an expiration date later than the date which is two years from the date of issuance of such Letter of Credit; and (vii) in no event shall any Letter of Credit have an expiration date later than the Letter of Credit Expiration Date. Upon satisfaction of the conditions set forth in Section 4.03 (including without limitation Section 4.03(c)) and subject to the foregoing, any Issuing Bank may agree to extend a Letter of Credit issued by it for one or more successive periods not to exceed one year each; provided that such Issuing Bank shall not permit the extension of any such Letter of Credit if it has received written notice that a Change in Control has occurred (unless such Issuing Bank has entered into a Change in Control Amendment) or an Event of Default has occurred and is continuing; provided, further, if any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into arrangements, including reallocation of such Lender’s Applicable Percentage of the outstanding Obligations with respect to Letters of Credit issued by such Issuing Bank or Cash Collateralization pursuant to Section 2.22 satisfactory to such Issuing Bank (in its sole discretion) to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

Notwithstanding anything to the contrary contained herein, no Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law, regulation or statute applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular; or (ii) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

Each Loan Party and Subsidiary Applicant acknowledges that the rights and obligations of the applicable Issuing Bank under each Letter of Credit is independent of the existence, performance or nonperformance of any contract or arrangement underlying such Letter of Credit, including contracts or arrangements between such Issuing Bank and the Loan Party or Subsidiary Applicant and between the Loan Party or Subsidiary Applicant and the beneficiary.

(b) Notice of Issuance. Whenever a Loan Party or a Subsidiary Applicant desires the issuance or amendment of a Letter of Credit, the Borrower shall deliver to the Agent (who shall provide a copy to the Lenders) and the applicable Issuing Bank an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by an Issuing Bank in any particular instance, in advance of the proposed date of issuance or amendment. Upon satisfaction of the conditions set forth in Section 2.23, in the case of a Subsidiary Applicant, and Section 4.03, the applicable Issuing Bank shall issue or amend the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application (appropriately completed and signed by an authorized officer of the Borrower and, if applicable, the other Loan Party or Subsidiary Applicant requesting the issuance of the Letter of Credit, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable Issuing Bank) on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between the terms hereof and the terms of any such application, the terms hereof shall control. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Agent and each Lender of such issuance, amendment or modification, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.21(e).

(c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Loan Parties and any Issuing Bank, the Loan Parties assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of any Issuing Bank to the Loan Parties or the Subsidiary Applicants. Notwithstanding anything to the contrary contained in this Section 2.21(c), the Loan Parties shall retain any and all rights they may have against an Issuing Bank for any liability arising out of the gross negligence or willful misconduct of such Issuing Bank.

(d) Reimbursement by Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has honored a drawing under a Letter of Credit, it shall promptly notify the Borrower and the Agent, and the Borrower shall reimburse such Issuing Bank on or before the date which is three Business Days following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in (x) if such Letter of Credit is denominated in Dollars, Dollars and (y) if such Letter of Credit is denominated in an Alternative Currency, such Alternative Currency, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such Issuing Bank promptly following receipt of the notice of drawing that the Borrower will reimburse such Issuing Bank in Dollars and, in each case of clause (x) and (y), in same day funds equal to the amount of such honored drawing (“Unreimbursed Amount”); provided, anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Agent and the applicable Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Issuing Bank for the Unreimbursed Amount with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Borrowing Request to the Agent requesting Lenders to make Revolving Loans that are ABR Loans on the Reimbursement Date in an amount in Dollars equal to the Dollar Equivalent of the amount of such honored drawing, and (ii) Lenders shall, on the Reimbursement Date, make Revolving Loans that are ABR Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Agent to reimburse such Issuing Bank for the amount of such honored drawing; and provided, further, if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, such Issuing Bank shall notify Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof; provided that the Reimbursement Date for such drawing shall be the date which is three Business Days following Borrower’s receipt of such notice.

(e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender (including each Incremental Lender) shall be deemed to have purchased, and hereby irrevocably agrees to purchase, from the applicable Issuing Bank issuing such Letter of Credit a participation (denominated in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) in, and undivided interest in, such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Applicable Percentage of the maximum amount which is or at any time may become available to be drawn thereunder, and the obligations of the Loan Parties under the Loan Documents with respect thereto, and any security therefor or guaranty pertaining thereto. In the event that Borrower does not for any reason reimburse the applicable Issuing Bank as provided in Section 2.21(d), such Issuing Bank shall promptly notify each Lender of the Unreimbursed Amount and of such Lender’s respective participation therein based on such Lender’s Applicable Percentage of the Revolving Credit Commitments. Each Lender shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the applicable Issuing Bank is located) after the date notified by such Issuing

Bank; provided that no Lender shall have any obligation to make such amount available to the Issuing Bank after the termination of its Commitment on the Scheduled Maturity Date. In the event that any Lender fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.21(e), such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at the Alternate Base Rate. Nothing in this Section 2.21(e) shall be deemed to prejudice the right of any Lender to recover from the applicable Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section 2.21(e) in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank. In the event the applicable Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.21(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute in Dollars to each Lender which has paid all amounts payable by it under this Section 2.21(e) with respect to such honored drawing such Lender’s Applicable Percentage of all payments subsequently received by such Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth in its Administrative Questionnaire or at such other address as such Lender may request.

(f) Obligations Absolute. The obligation of the Loan Parties to reimburse an Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.21(d) and the obligations of Lenders under Section 2.21(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or this Agreement; (ii) the existence of any claim, set-off, defense or other right which any Loan Party, any Subsidiary Applicant or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), such Issuing Bank, Lender or any other Person or, in the case of a Lender, against any Loan Party or any Subsidiary Applicant, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by such Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; (viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; (ix) the fact that an Event of Default or Default shall have occurred and be continuing; or (x) the Letter of Credit Expiration Date occurs after the Revolving Credit Maturity Date. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. The foregoing provisions of this Section 2.21(f) shall not excuse an Issuing Bank from liability to the applicable Loan Party against such Issuing Bank following reimbursement of each Letter of Credit disbursement in full by such Loan Party to the extent of any direct (but not consequential) damages suffered by the applicable Loan Party that are caused by the Issuing Bank's gross negligence or willful misconduct; provided that (i) such Issuing Bank shall be deemed to have acted with reasonable care if it acts in accordance with standard letter of credit practice of commercial banks located in New York City and (ii) the applicable Loan Party’s aggregate remedies against such Issuing Bank for wrongfully honoring a presentation shall not exceed the aggregate amount paid by such Loan Party to the Issuing Bank with respect to the honored presentation, plus interest.

(g) Indemnification. Without duplication of any obligation of the Borrower under Section 9.03, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) (A) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, (B) the issuance of any Letter of Credit by such Issuing Bank or the use of the proceeds therefrom (including any refusal by such Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (C) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether such Issuing Bank is a party thereto, in each case other than as a result of the gross negligence or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h) Addition, Resignation and Removal of Issuing Bank. Any Lender (or Affiliate of a Lender) may become an Issuing Bank at any time by written agreement between the Borrower, the Agent and such Lender. An Issuing Bank may resign as Issuing Bank upon 60 days prior written notice to the Agent, Lenders and the Borrower. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank (provided that no consent of such Issuing Bank will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such addition, replacement or resignation, (i) any additional or successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such additional Issuing Bank or to such successor Issuing Bank, or to any previous Issuing Bank or current Issuing Bank (other than any additional or successor Issuing Bank), or to any combination thereof, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or resigning Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(i) Cash Collateralization of Letters of Credit.

~~(ii)~~

(i) If the Agent notifies the Borrower at any time, including on any Revaluation Date, that the Letter of Credit Usage exceeds the Letter of Credit Sublimit then in effect, then, within three Business Days after receipt of such notice, the Borrower shall Cash Collateralize the outstanding Letters of Credit in an aggregate amount sufficient to reduce such Letter of Credit Usage (net of Cash Collateralized amounts) as of such date of payment to an amount not to exceed 100% of the Letter of Credit Sublimit then in effect.

(ii) With respect to any Letter of Credit of any Issuing Bank with an expiration date on or after the Revolving Credit Maturity Date, no later than five Business Days prior to the Revolving Credit Maturity Date, the Borrower shall either provide Cash Collateral in the same currency as such Letter of Credit or backstop letters of credit satisfactory to the applicable Issuing Bank in an amount equal to the Minimum Collateral Amount.

(iii) In the event that the Borrower does not for any reason comply with its obligation to provide Cash Collateral or backstop letters of credit as set forth in clause (ii) above, the applicable Issuing Bank shall promptly notify each Lender of the applicable Minimum Collateral Amount (and, if applicable, the Dollar Equivalent thereof) and of such Lender’s respective participation therein based on such Lender’s Applicable Percentage of the Revolving Credit Commitments. So long as such Lender has a Commitment hereunder and provided that, immediately before and after giving effect to such Loan, such Lender's Revolving Credit Exposure shall not exceed such Lender's Revolving Credit Commitment, each Lender shall, not later than 12:00 p.m. (New York City time) on the first Business Day after the date notified by the applicable Issuing Bank, make Revolving Loans that are ABR Loans in the Dollar Equivalent amount of such Lender’s Applicable Percentage of the Minimum Collateral Amount, the proceeds of which shall be applied directly by Agent to satisfy the Borrower’s obligation to provide Cash Collateral as set forth in clause (ii) above.

(iv) If, at any time, the Leverage Ratio exceeded 4.5 to 1.0 as of (x) the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate have been delivered, or (y) if applicable, the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate are not yet required to be delivered under this Agreement (based on the Borrower’s reasonable good faith determination of its Leverage Ratio as of the last day of such period), then the Borrower shall, as promptly as practicable but in any event within three Business Days after such Compliance Certificate is delivered or such good faith determination is made (as applicable):

(A) Cash Collateralize all outstanding Uncollateralized Letters of Credit of a type not permitted to be issued under the Total Guaranteed LOC Facility Agreement or not eligible to be backstopped by a letter of credit issued thereunder; and

(B) if the Total Guaranteed LOC Available Amount is less than the Total Guaranteed LOC Minimum Amount, Cash Collateralize the outstanding Letters of Credit in an aggregate amount sufficient to reduce the Uncollateralized Letter of Credit Usage such that the Total Guaranteed LOC Available Amount is equal to or greater than the Total Guaranteed LOC Minimum Amount.

(j) Compensation for Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (i) any failure by the Borrower to repay any drawing under any Letter of Credit denominated in an Alternative Currency which has not been converted to a Revolving Loan (or to pay interest due thereon) on its scheduled due date or (ii) any repayment by the Borrower of such a drawing (or payment of interest thereon) in a currency other than the currency of such Letter of Credit or Dollars, including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its participation in such Letter of Credit, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank for any loss, cost or expense referred to herein shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within ten days after receipt thereof.

~~(b)~~

~~(c)~~

~~(d)~~

~~(e)~~

~~(f)~~

~~(g)~~

~~(h)~~

~~(i)~~

~~(i)~~

~~(ii)~~

~~(iii)~~

~~(iv)~~

~~(A)~~

~~(B)~~

~~(j)~~

SECTION 2.22. Defaulting Lenders.

~~(a)~~

~~(i)~~

~~(ii)~~

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

~~(iii)~~

~~(iv)~~

~~(b)~~

~~(c)~~

~~(d)~~

~~(i)~~

~~(ii)~~

~~(iii)~~

~~SECTION 2.23.~~

(i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.22(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee pursuant to Sections 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). A Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.10(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of the Letters of Credit for which such Defaulting Lender has Cash Collateralized the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender.

(B) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) otherwise not be required to pay the remaining amount of any such fee.

(iii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of a Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.03 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 9.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv) Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize each Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).

(b) Defaulting Lender Cure. If the Borrower, the Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.22(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iii) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.22(d).

(d) Cash Collateral. If at any time that there shall exist a Defaulting Lender and the reallocation described in Section 2.22(a)(iii) cannot, or can only partially, be effected, within one Business Day following the written request of the Agent or such Issuing Bank (with a copy to the Agent) the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iii) and any Cash

Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Fronting Exposure Collateral Amount.

(i) Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Collateral Agent, for the benefit of the applicable Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the applicable Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Fronting Exposure Collateral Amount, the Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Agent and such Issuing Bank that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.22, the Person providing Cash Collateral and such Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 2.23. Subsidiary Applicants. So long as no Default or Event of Default has occurred and is continuing, the Borrower from time to time may designate any Wholly-Owned Domestic Subsidiary as a Subsidiary Applicant by (i) delivering to the Agent an Adherence Agreement executed by such Subsidiary, the Borrower, the Issuing Bank, and the Agent and (ii) taking such further actions as the Agent may reasonably request, including executing and delivering other instruments, documents, and agreements corresponding to those obtained in respect of the Borrower, all in form and substance reasonably satisfactory to the Agent; provided that (i) the Agent and each of the Banks shall have received, at least five (5) Business Days in advance, all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) no Wholly-Owned Domestic Subsidiary shall become a party hereto or a Subsidiary Applicant hereunder if the Agent shall have been notified in writing by any Lender, within five (5) Business Days after any such request to add a Subsidiary Applicant hereunder, that such Lender believes that it would violate any applicable law or regulation for any Letters of Credit to be issued at such proposed Subsidiary Applicant’s request or that the Agent or any Lender would be subject to any unindemnified withholding taxes. Upon such delivery and the taking of such further actions such Wholly-Owned Domestic Subsidiary shall for all purposes of this Agreement be a Subsidiary Applicant and a party to this Agreement until the Borrower shall have executed and delivered to the Agent a “Notice of Termination” (as defined in the applicable Adherence Agreement) in respect of such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Applicant. Notwithstanding the preceding sentence, no such Notice of Termination will become effective as to any Subsidiary Applicant at a time when any Obligations of such Subsidiary Applicant shall be outstanding hereunder or any Letter of Credit issued at the request of such Subsidiary Applicant shall be outstanding (excluding Collateralized Letters of Credit); provided that such Notice of Termination shall be effective to terminate such Subsidiary Applicant's right to request Letters of Credit hereunder.

SECTION 2.24. Guaranty by the Borrower.

(a) The Borrower hereby irrevocably and unconditionally guarantees to the Agent for its benefit and the benefit of the Issuing Bank and the other Banks, the due and punctual payment of all Obligations of each of the other Loan Parties and each of the Subsidiary Applicants (the “Guaranteed Obligations”). The Borrower agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations. Each and every default in payment or performance on any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

(b) To the fullest extent permitted by applicable law, the Borrower waives presentment to, demand of payment from, and protest to the applicable Subsidiary Applicant or to any other guarantor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Borrower hereunder shall not be affected by (i) the failure of the Agent, the Issuing Bank or any other Bank to assert any claim or demand or to enforce or exercise any right or remedy against any Subsidiary Applicant or any other Person under the provisions of the Loan Documents or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release of any Person from any of the terms or provisions of any Loan Document or any other agreement; (iii) any default, failure or delay, willful or otherwise, in the performance of any Obligations; or (iv) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower under this Section 2.24 or otherwise operate as a discharge or exoneration of the Borrower as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation.

(c) The Borrower agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, that such guarantee may be enforced at any time and from time to time, on one or more occasions, during the continuance of any Event of Default, without any prior demand or enforcement in respect of any Guaranteed Obligations, and that the Borrower waives any right to require that any resort be had by the Agent, the Issuing Bank, or any other Bank to any other guarantee. The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, amendment, modification, alteration or compromise of any of the Guaranteed Obligations or of any collateral security or guarantee or other accommodation in respect thereof, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or any Loan Document or any provision thereof (or of this Agreement or any provision hereof) or otherwise. The obligations of the Borrower hereunder shall extend to all Obligations of the other Subsidiary Applicants without limitation of amount.

(d) To the fullest extent permitted by applicable law, the Borrower waives any defense based on or arising out of any defense of any Loan Party or any Subsidiary Applicant or any other guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party or any Subsidiary Applicant, other than the final payment in full in cash of the Guaranteed Obligations. The Agent, the Issuing Bank, and the other Banks may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Loan Party or any Subsidiary Applicant or any other Person or exercise any other right or remedy available to them against any Loan Party or any Subsidiary Applicant or any other Person, without affecting or impairing in any way the liability of the Borrower hereunder except to the extent the Guaranteed Obligations have been fully and finally paid. To the fullest extent permitted by applicable law, the Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Borrower against any Loan Party or any Subsidiary Applicant or any other Person, as the case may be. The Borrower agrees that, as between the Borrower, on the one hand, and the Agent, the Issuing Bank, and the other Banks, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated for the purposes of the Borrower’s guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to any Loan Party or any Subsidiary Applicant in respect of the Guaranteed Obligations (other than any notices and cure periods expressly granted to a Loan Party or a Subsidiary Applicant in this Agreement or any other Loan Document evidencing or securing the Obligations of such Loan Party or such Subsidiary Applicant) and (ii) in the event of any such acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable in full by the Borrower for purposes of this Agreement.

(e) In furtherance of the foregoing and not in limitation of any other right that the Agent, the Issuing Bank or any other Bank has at law or in equity against the Borrower by virtue hereof, upon the failure of any Loan Party or any Subsidiary Applicant to pay (after the giving of any required notice and the expiration of any cure period expressly granted to such Loan Party or such Subsidiary Applicant in this Agreement) any Guaranteed Obligation when and as the same shall become due, whether at maturity, upon mandatory prepayment, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will forthwith pay, or cause to be paid, to the Agent for its benefit and the benefit of the Issuing Bank and the other Banks, in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Borrower of any sums as provided above, all rights of the Borrower against the applicable Loan Party or Subsidiary Applicant or any other Person arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations. If any amount shall erroneously be paid to the Borrower on account of (i) such subrogation, contribution, reimbursement, indemnity, or similar right, or (ii) any such indebtedness of any Loan Party or any Subsidiary Applicant, such amount shall be held in trust for the benefit of the Issuing Bank and the other Banks and shall be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured.

(f) The Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or any other Bank upon the bankruptcy or reorganization of any Loan Party or any Subsidiary Applicant or otherwise. Nothing shall discharge or satisfy the liability of the Borrower hereunder except the full and final performance and payment in cash of the Guaranteed Obligations.

~~(a)~~

~~(b)~~

~~(c)~~

~~(d)~~

~~(e)~~

~~(f)~~

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. All of the Subsidiaries of the Borrower and their jurisdictions of organization, in each case, as of the Closing Date, are identified in Schedule 3. Schedule 3 correctly illustrates the corporate organizational structure of the Borrower and each Subsidiary as of the Closing Date, sets forth the ownership interest of the Borrower and each Subsidiary in each Subsidiary as of the Closing Date, and indicates whether each Subsidiary is a Project Finance Subsidiary, a Non-Project Finance Subsidiary, and/or a Material Subsidiary as of the Closing Date.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational action of each Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except to the extent that any such failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary Applicant, (c) will not violate or result in a default under any other material indenture, agreement or other instrument binding upon any Loan Party or ~~its~~any Subsidiary Applicant or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary Applicant, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary Applicant.

SECTION 3.04. Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, shareholders’ equity and cash flows as of and for the fiscal year ended December 30, 2012, reported on by Ernst & Young LLP, independent public accountants (collectively, the “Historical Financial Statements”). Such Historical Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

SECTION 3.05. Properties. Each Loan Party has good and insurable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties and has good and marketable title to its personal property and assets, in each case, except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06. Litigation. Except as disclosed in the Borrower’s filings with the SEC from time to time, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements; Licenses and Permits. Each Loan Party is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. The Borrower is not an “investment company” as defined in, and is not required to be registered under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred and is continuing or is reasonably expected to occur that either on its own or, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.

SECTION 3.11. Material Agreements. The Borrower is not is in default in any material respect in the performance, observance or fulfillment of any of its obligations contained in any material agreement to which it is a party, except where such default would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12. Federal Reserve Regulations. (a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

SECTION 3.13. USA PATRIOT Act and Other Regulations. To the extent applicable, each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA PATRIOT Act.

SECTION 3.14. Joint Ventures. Except as disclosed in the Borrower’s filings with the SEC from time to time, as of the Closing Date the Borrower owns no Equity Interest in any Joint Venture.

SECTION 3.15. Disclosure. No exhibit, report or other writing furnished by or on behalf of any Loan Party or any Subsidiary Applicant to the Agent or any Lender in connection with the negotiation of this Agreement or pursuant to the terms of the Loan Documents (as modified or supplemented by other information so furnished) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading as of the date it was dated (or if not dated, so delivered); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and the Agent and the Lenders recognize and acknowledge that such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

SECTION 3.16. Solvency. The Borrower is, and (after giving effect to the incurrence of any Obligations by the Borrower on any date on which this representation is made) will be, Solvent.

SECTION 3.17. Matters Relating to Collateral.

On and after the Restructuring Date:

(a) Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by each Loan Party, together with (i) the actions taken to date and (ii) the delivery to the Security Agent of any Collateral not delivered to the Security Agent at the time of execution and delivery of the applicable Collateral Document are effective to create in favor of the Security Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Security Agent.

(b) Governmental Authorizations. No authorization approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the grant by each Loan Party of the Liens purported to be created in favor of the Security Agent pursuant to any of the Collateral Documents or (ii) the exercise by the Security Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by the Collateral Documents.

(c) Absence of Third-Party Filings. Except such as may have been filed in favor of the Security Agent as contemplated by the Collateral Documents, or to evidence Permitted Collateral Encumbrances, to Borrower’s knowledge no effective UCC financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

SECTION 3.18. No Material Adverse Change. Since December 30, 2012, no event, change, development, condition or circumstance has occurred which, individually or in the aggregate (with any other events, changes, developments, conditions or circumstances), has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.19. Project Indebtedness. On the Restructuring Date, Schedule 4 correctly lists all of the Project Indebtedness as of the Restructuring Date and describes the financing facilities and other arrangements establishing such Project Indebtedness (including the outstanding amount in respect thereof as of such date). On the Second Amendment Effective Date, Schedule 6 correctly lists all of the Project Indebtedness as of the Second Amendment Effective Date and describes the financing facilities and other arrangements establishing such Project Indebtedness (including the outstanding amount in respect thereof as of a recent date).

SECTION 3.20. Anti-Corruption Laws and Sanctions. Each Loan Party and each Subsidiary is in compliance, in all material respects, with Anti-Corruption Laws and Sanctions and are not engaged in any activity that would reasonably be expected to result in the Loan Parties being designated as a Sanctioned Person. Policies and procedures the Borrower believes are designed to ensure compliance by the Loan Parties, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions have been implemented, and are maintained in effect, by the Loan Parties or otherwise on behalf of their Subsidiaries. None of (a) any Loan Party, any Subsidiary of a Loan Party or any of their respective directors, officers or employees (except any director, officer or employee of a Non-Controlled Subsidiary appointed by a Person that is not an Affiliate of any Loan Party), or (b) to the knowledge of any Loan Party, any director, officer or employee of any Non-Controlled Subsidiary (to the extent appointed by a Person that is not an Affiliate of any Loan Party, is a Sanctioned Person. No Loan or Letter of Credit or use of proceeds by any Loan Party will violate any Anti-Corruption Laws or applicable Sanctions.

ARTICLE IV

Conditions

The obligations of ~~the Lenders~~each Lender to make ~~Revolving Loans~~any Loan, or Issuing Bank to issue any Letter of Credit, hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. Borrowings Prior to the Restructuring Date. On the date of each Borrowing prior to the Restructuring Date:

(a) The Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b) The representations and warranties set forth in Article III hereof (other than Section 3.04, Section 3.16 and Section 3.17) and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(c) At the time of and immediately after such Borrowing, no (i) Event of Default, or (ii) event or condition that would constitute an Event of Default described in Sections (a), (b), (g), (h), (i) or (~~i~~j) of Article VII but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result from such issuance, extension or increase, shall have occurred and be continuing.

(d) Each such Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. Closing Date. On the Closing Date:

(a) Credit Agreement and other Loan Documents. The Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) any promissory notes requested by a Lender pursuant to Section 2.07, (iii) the Parent Guaranty signed on behalf of the Parent Guarantor and (iv) the Fee Letters signed on behalf of the Borrower.

(b) Legal Opinion. The Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a favorable written opinion of counsel for the Borrower in the form of Exhibit G and a favorable written opinion of in-house counsel to the Parent Guarantor with regard to matters of French law in form and substance reasonably satisfactory to the Agent.

(c) USA PATRIOT Act. The Agent shall have received, at least five Business Days prior to the Closing Date, all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(d) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Agent shall have received (i) a certificate of the Borrower, dated the Closing Date and executed by its Secretary or Assistant Secretary or an Officer, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents by the Borrower, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of the Borrower authorized to sign the Loan Documents, and (C) contain appropriate attachments, including the certificate or articles of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and a true and correct copy of its by-laws, and (ii) a good standing certificate for the Borrower dated the Closing Date or a recent date prior to the Closing Date satisfactory to the Agent from the Borrower’s jurisdiction of organization.

(e) Closing Date Certificate. The Agent shall have received an executed Closing Date Certificate, together with all attachments thereto, signed by the chief financial officer of the Borrower, dated the Closing Date.

(f) Fees. The Lenders and the Agent shall have received all fees required to be paid on or before the Closing Date.

(g) Financial Statements. The Agent shall have received the Historical Financial Statements, which may be deemed to have been delivered electronically to the extent the same are included in materials otherwise filed with the SEC.

(h) Termination of Existing Loan Documents. The Agent shall have received satisfactory evidence that the Existing Credit Agreement and the existing guaranty dated as of December 24, 2012 between Total S.A. and Crédit Agricole ~~Corporate and Investment Bank~~CIB, as agent, have been terminated and the Borrower has repaid in full all outstanding loans and other amounts due under the Existing Credit Agreement.

(i) Solvency Assurances. The Agent shall have received, on behalf of itself and the Lenders, an executed Solvency Certificate signed by the chief financial officer of the Borrower dated the Closing Date certifying that, after giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, the Borrower will be Solvent as of the Closing Date.

SECTION 4.03. ~~Borrowings~~Credit Extensions On or After the Restructuring Date . On the date of each ~~Borrowing~~Credit Extension on or after the Restructuring Date:

(a) The Agent shall have received a ~~notice of such~~ Borrowing Request or an Issuance Notice, as the case may be, as required by Section 2.03 or Section 2.21, as applicable.

(b) The Agent shall have received, on behalf of itself and the Lenders, an executed Solvency Certificate signed by the chief financial officer of the Borrower dated the date of such ~~Borrowing~~Credit Extension certifying that, after giving effect to such ~~Borrowing~~Credit Extension, the Borrower will be Solvent as of such date.

(c) The Agent shall have received, on behalf of itself and the Lenders, an executed Compliance Certificate signed by the chief financial officer of the Borrower dated the date of such ~~Borrowing~~Credit Extension, demonstrating compliance with Sections 5.02 and 5.12 and confirming that the Leverage Ratio did not exceed 4.5 to 1.0 in each case as of (i) the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate have been delivered, ~~and~~ (ii) if applicable, the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate are not yet required to be delivered under this Agreement (based on the Borrower’s reasonable good faith determination of its Consolidated Liquidity and Leverage Ratio as of the last day of such period)~~.~~, and (iii) the last day of the most recently ended four-fiscal quarter period on a pro forma basis after giving effect to such Credit Extension and any other Financial Indebtedness outstanding as of the date of such Credit Extension (based on the Compliance Certificate delivered for such period or, if such certificate has not yet been delivered, the Borrower’s reasonable good faith determination of its pro forma Consolidated Liquidity and Leverage Ratio as of the last day of such period); provided that the confirmation described in clause (iii) above shall not be required in respect to a Credit Extension if the amount of such Credit Extension plus the aggregate amount of all other Credit Extensions made since the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate have been delivered is less than $1,000,000 in the aggregate.

(d) The representations and warranties set forth in Article III hereof (other than Section 3.04) and in each other Loan Document shall be true and correct in all material respects on and as of the date of such ~~Borrowing~~Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(e) At the time of and immediately after such ~~Borrowing~~Credit Extension, no ~~(i)~~Default or Event of Default~~, or (ii) event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result from such issuance, extension or increase,~~ shall have occurred and be continuing or result from such Credit Extension.

(f) After making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Credit Commitments shall not exceed the Revolving Credit Commitments then in effect.

(g) In the case of a Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the applicable Issuing Bank would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

(h) In the case of a Letter of Credit issued for a Subsidiary Applicant, the Agent shall have received an Adherence Agreement for such Subsidiary Applicant, as required by Section 2.23.

~~(f)~~

~~(g)~~

~~(h)~~

(i) ~~(f)~~Each such ~~Borrowing~~Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on the date of such ~~Borrowing~~Credit Extension as to the matters specified in paragraphs (d) and (e) of this Section 4.03.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees that, until the Revolving Credit Commitments have expired or been terminated ~~and~~, all of the ~~Revolving Loans~~Obligations have been repaid in full and all Letters of Credit have expired or been cancelled:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Agent (which will promptly furnish such information to the Lenders):

(a) within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and reasonably acceptable to the Agent (without a “going concern” explanatory note or any similar qualification or exception or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying that no Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating the Leverage Ratio for the applicable period, and (iii) with respect to any delivery of financial statements under clause (a) or (b) above on or after the Restructuring Date, demonstrating compliance with the covenants set forth in Section 5.02 and Section 5.12;

(d) promptly following the Agent’s request therefor, all documentation and other information that the Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable

“know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(e) written notice of the occurrence of an Event of Default, which notice shall be given within five (5) Business Days after the actual knowledge of an officer of the Borrower of such occurrence, specifying the nature and extent thereof and, if continuing, the action the Borrower is taking or proposes to take in respect thereof; ~~and~~

(f) concurrently with any delivery of financial statements under clause (a) above, and from time to time as reasonably requested by the Agent (but no more than once in any fiscal quarter if no Event of Default has occurred and is continuing), the Borrower will deliver to the Agent a true and complete list of all Project Indebtedness as of such date and a description in reasonable detail of the financing facilities and other arrangements establishing such Project Indebtedness (including the outstanding amount in respect thereof as of such date)~~.~~;

(g) if the Borrower is not in compliance with Section 5.02 as of the last day of any fiscal quarter and any Letters of Credit are then outstanding, concurrently with the delivery of the Compliance Certificate in respect of such fiscal quarter, the Borrower will deliver to the Agent a Letter of Credit Compliance Certificate; and

(h) promptly, notice to the Agent and copies of any documents which amend, restate, supplement, extend or terminate the Total Guaranteed LOC Facility Agreement or waive any of the provisions therein, which copies shall be delivered to the Agent within five (5) Business Days after each such document becomes effective.

~~(g)~~

~~(h)~~

Anything required to be delivered pursuant to clauses (a) or (b) above (to the extent any such financial statements or reports are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such reports, or provides a link thereto, on the Borrower’s website on the Internet, or on the date on which such reports are filed with the SEC and become publicly available.

SECTION 5.02. Leverage Covenant. At all times on and after the Restructuring ~~Dateif any Revolving Loans are outstanding~~Date, the Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter of the Borrower~~, the Borrower will not permit the Leverage Ratio as of such day~~ to exceed 4.5 to 1.0.

SECTION 5.03. Existence; Conduct of Business. Each Loan Party and each Subsidiary Applicant will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, authorizations, qualifications and accreditations material to the conduct of its business, in each case if the failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; provided~~,~~ that the foregoing shall not prohibit any merger, consolidation or other transaction.

SECTION 5.04. Maintenance of Properties. Each Loan Party and each Subsidiary Applicant will (a) at all times maintain and preserve all material property necessary to the normal conduct of its business in good repair, working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (b) make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto as necessary in accordance with prudent industry practice in order that the business carried on in connection therewith, if any, may be properly conducted at all times, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Compliance with Laws. Each Loan Party and each Subsidiary Applicant will comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Use of Proceeds. The proceeds of the Revolving Loans will be used only for ~~the~~general corporate purposes ~~specified in the introductory statement to this Agreement or, in the case of Incremental Revolving Loans, in the applicable Incremental Revolving Credit Assumption Agreement~~and for refinancing the Existing Credit Agreement. The Letters of Credit will be used only for general corporate purposes. No part of the proceeds of any ~~Revolving Loan~~Credit Extension will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation T, U or X. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of the Loans or the Letters of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.07. Insurance. Each Loan Party will maintain, with financially sound and reputable insurance companies, insurance (including replacement value casualty insurance on the Collateral) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies). The Borrower will furnish to the Agent, upon request, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Sale and Lease Back Transactions; Sales of Accounts . (a) The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any operating lease obligations or Capital Lease Obligations, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (ii) that Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with any lease (a “Sale and Lease Back Transaction”); provided that Project Finance Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such obligations arising pursuant to Sale and Lease Back Transactions relating to commercial solar systems, if and to the extent that (x) the aggregate amount of receivables of the Borrower and its Subsidiaries after the Closing Date in connection with all Sale and Lease Back Transactions does not exceed $50,000,000 at the end of any fiscal quarter of the Borrower, and (y) such transactions are expressly made non-recourse to the Borrower and the Non-Project Finance Subsidiaries other than Permitted Project Recourse.

(b) Neither Borrower nor any Domestic Subsidiary shall sell, transfer, convey, assign or otherwise dispose of any of its Accounts (as defined in the UCC) which constitute Eligible Assets, other than the sale of Accounts in an aggregate amount not to exceed $50,000,000 at any one time outstanding; provided~~,~~ that (A) no Event of Default is in existence at the time of such disposition or would result therefrom, (B) after giving effect to such disposition, the aggregate amount of the Accounts constituting Collateral exceeds the aggregate principal amount of outstanding Revolving Loans and Letters of Credit as of such date, and (C) the non-cash consideration received in connection therewith shall not exceed 10% of the total consideration received in connection with such disposition.

SECTION 5.09. Books and Records. The Borrower will maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower.

SECTION 5.10. Inspection Rights. The Borrower will permit representatives and independent contractors of the Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided~~,~~ that so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to pay for more than one such visit by the Agent per fiscal year.

SECTION 5.11. Payment of Taxes, Etc. The Borrower will pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property or assets or in respect of any of its income, business or franchises before any penalty accrues thereon and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property or assets or in respect of any of its income, business or franchises before any penalty accrues thereon; provided, however, that Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

SECTION 5.12. Minimum Consolidated Liquidity. The Borrower shall have on the last day of each fiscal quarter ending after the Restructuring Date, Consolidated Liquidity of not less than $100,000,000 plus the applicable Unpaid Debentures Amount if either the 2014 Debentures ~~or~~, the 2015 Debentures or the 2018 Debentures, as applicable, have not been repaid in full as of the Unpaid Debentures Applicable Date.

SECTION 5.13. New Loan Parties. In the event that any Domestic Subsidiary owns or acquires any Eligible Assets with an aggregate value of more than $10,000,000 or becomes a Material Domestic Subsidiary on or after the Restructuring Date (any such event, an “Accession Event”), then the Borrower will as soon as practicable (but in any case no later than ten (10) Business Days after such Accession Event) notify the Agent of that fact and cause such Domestic Subsidiary to execute and deliver to the Agent a counterpart of the Subsidiary Guaranty and the Security Agreement and to take all such further actions and execute such further documents and instruments, including (i) delivery to the Agent of the results of a recent search, of all effective UCC financing statements and all judgment and tax lien filings which may have been made with respect to any property of such Domestic Subsidiary, together with copies of all such filings disclosed by such search and (ii) such other actions, documents, legal opinions and instruments as may be necessary or, in the reasonable opinion of the Agent, desirable in connection with the creation in favor of the Security Agent, for the benefit of the Lenders, of a valid and perfected First Priority Lien on all Eligible Assets of such Domestic Subsidiary.

SECTION 5.14. Further Assurances. Upon the reasonable request of the Agent at any time from and after the Restructuring Date, but subject to any applicable limitations set forth herein and in the other Loan Documents, the Loan Parties and the Subsidiary Applicants shall promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Loan Parties, such further instruments as may be necessary in the reasonable judgment of the Agent, to provide the Security Agent for the benefit of the Secured Parties a First Priority Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other applicable law, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant, perfect and maintain in favor of the Security Agent for the benefit of the Secured Parties the security interest in the Collateral contemplated hereunder and under the other Loan Documents.

SECTION 5.15. Total Guaranteed LOC Facility Agreement. If, at any time, the Leverage Ratio exceeded 4.5 to 1.0 as of (i) the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate have been delivered, or (ii) if applicable, the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate are not yet required to be delivered under this Agreement (based on the Borrower’s reasonable good faith determination of its Leverage Ratio as of the last day of such period), the Borrower shall not:

(a) amend the definition of “Commitment Amount” in the Total Guaranteed LOC Facility Agreement or otherwise agree to any amendment, supplement or modification of the Total Guaranteed LOC Facility Agreement in any respect adverse to the Issuing Banks or the Lenders without the prior written consent of the Agent, each Issuing Bank and the Required Lenders;

(b) request or permit the issuance, reissuance or extension of any letter of credit under the Total Guaranteed LOC Facility Agreement if, after giving effect to the issuance, reissuance or extension of such letter of credit, the Total Guaranteed LOC Available Amount would be less than the Total Guaranteed LOC Minimum Amount; or

(c) otherwise permit the Total Guaranteed LOC Available Amount to be less than the Total Guaranteed LOC Minimum Amount.

ARTICLE VI

Limitation on Liens

At all times from and after the Restructuring Date, the Borrower covenants and agrees that, until the Revolving Credit Commitments have expired or been terminated ~~and~~, all of the ~~Revolving Loans~~Obligations have been repaid in full and all Letters of Credit have expired or been cancelled, neither any Loan Party nor any Foreign Subsidiary shall create or suffer to exist any Lien on (i) any of the Collateral other than Permitted Collateral Encumbrances and Liens arising under the Loan Documents, or (ii) any of its other assets or properties other than Permitted Encumbrances.

ARTICLE VII

Events of Default

If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Revolving Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(b) ~~the Borrower~~any Loan Party shall fail to pay any reimbursement obligation in respect of any Letter of Credit Disbursement made by the Issuing Bank pursuant to a Letter of Credit, any Loan Party shall fail to deposit Cash Collateral when and as the same shall become due and payable, or any Loan Party shall fail to pay any interest, fee or other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made by any Loan Party or any Subsidiary Applicant (or any of ~~its~~their respective officers or other representatives) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed to have been made (unless, if the circumstances giving rise to such misrepresentation or breach of warranty are capable of being remedied, such Loan Party or such Subsidiary Applicant, as the case may be, remedies such circumstances within thirty (30) days after receipt of notice to such Loan Party or such Subsidiary Applicant from the Agent specifying such inaccuracy);

(d) any Loan Party, any Subsidiary Applicant or the Parent Guarantor shall fail to perform or observe any term, covenant, or agreement contained herein or in any other Loan Document on its part to be performed or observed (other than a failure to comply with any term or condition contained in Section 5.02, Section 5.12 or Article VI of this Agreement, which are covered in clauses (o) and (p) below) if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to such Person by the Agent or the Required Lenders, except where such default cannot be reasonably cured within 30 days but can be cured within 60 days, such Person has (i) during such 30-day period commenced and is diligently proceeding to cure the same and (ii) such default is cured within 60 days after the earlier of becoming aware of such failure and receipt of notice to such Person from the Agent or the Required Lenders specifying such failure;

(e) at any time prior to the Restructuring Date, the Parent Guarantor shall fail to pay (i) any indebtedness for borrowed money pursuant to a loan agreement, or (ii) any noncontingent payment obligation pursuant to a letter of credit agreement, in either case individually or in the aggregate, in excess of $200,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness or obligation, provided, however, that a written waiver of such failure by the Person to whom such indebtedness or obligation is owed shall be a written waiver of the Event of Default resulting pursuant to this clause (e) from such failure; or the maturity of such indebtedness or obligation is accelerated, provided, however, that a written waiver of such failure by the Person to whom such indebtedness or obligation is owed shall be a written waiver of the Event of Default resulting pursuant to this clause (e) from such failure;

(f) (i) any Loan Party shall fail to make any payment when the same becomes due and payable with respect to any Material Indebtedness, and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; ~~or~~ (ii) any Subsidiary Applicant shall fail to make any payment when the same becomes due and payable with respect to any Material Indebtedness (other than Project Indebtedness), and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness (other than Project Indebtedness) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness; or (~~iii~~iv) any Material Indebtedness (other than Project Indebtedness) shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

(g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Loan Party, such Subsidiary Applicant, such Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor under any applicable United States federal, state, or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor, or ordering the winding up or liquidation of the affairs of any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(h) the commencement by any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor of a voluntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor to the entry of a decree or order for relief in respect of such Loan Party, such Subsidiary Applicant, such Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent

Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable United States federal, state, or foreign law, or the consent by any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor or of any substantial part of the property of, or the making by any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor of an assignment for the benefit of creditors, or the admission by any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Loan Party, any Subsidiary Applicant, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor in furtherance of any such action;

(i) failure by the Borrower ~~or~~, any Material Subsidiary or any Subsidiary Applicant to pay final non-appealable judgments, which (i) remain unpaid, undischarged and unstayed for a period of more than sixty (60) days after such judgment becomes final, and (ii) would have a Material Adverse Effect;

(j) an ERISA Event occurs which results in the imposition or granting of security, or the incurring of a liability that individually and/or in the aggregate has or would have a Material Adverse Effect;

(k) (i) the Borrower shall repudiate, or assert the unenforceability of its guarantee obligations under Section 2.24, or Section 2.24 shall for any reason not be in full force and effect, or (ii) at any time prior to the Restructuring Date, the Parent Guarantor shall repudiate, or assert the unenforceability of the Parent Guaranty, or the Parent Guaranty shall for any reason not be in full force and effect;

(l) at any time on or after the Restructuring Date, any Loan Party shall repudiate, or assert the unenforceability of, any Collateral Document or assert the invalidity of any Lien, or any Collateral Document shall for any reason not be in full force and effect;

(m) at any time after the execution and delivery of any Collateral Document, the Security Agent shall not have or cease to have a valid and perfected First Priority Lien in a material portion of the Collateral purported to be covered by such Collateral Document (subject to any filing which may be necessary to perfect a Lien, which filing is pending), for any reason other than the failure of the Security Agent or any Lender to take any action within its control;

(n) at any time on and after the Restructuring Date, in connection with any ~~borrowing of Revolving Loans~~Credit Extension, the Borrower certifies under Section 4.03(c) based on reasonable good faith estimates that it was in compliance with the covenants in Sections 5.02 and 5.12 as of the last day of the then most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate are not yet required to be delivered to the Agent pursuant to the terms of this Agreement, and a subsequently delivered Compliance Certificate demonstrates that the Borrower was not in compliance with any such covenant as of the relevant date (it being understood and agreed that compliance with such covenants shall be determined for this purpose regardless of whether any Loans or Letters of Credit were outstanding as of the last day of such four-fiscal quarter period);

(o) at any time on and after the Restructuring Date, (i) if any Revolving Loans or Uncollateralized Letters of Credit are outstanding as of the last day of any fiscal quarter of the Borrower and the Borrower fails to perform the covenant contained in Section 5.02 and fails to cure such non-performance pursuant to and in accordance with the last two paragraphs of this Article VII (it being understood that an immediate Event of Default shall occur (and be deemed to have occurred as of the last day of the fiscal period being tested) upon the earliest to occur of the Borrower (A) failing to cure such non-performance in a timely manner pursuant to and in accordance with such paragraphs, (B) failing to elect to issue equity securities for cash prior to the last day of the Election Period (as defined in the penultimate paragraph of this Article VII) as required by the penultimate paragraph of this Article VII, or (C) failing to receive such cash within thirty (30) days after such election as required by the penultimate paragraph of this Article VII), or (ii) the Borrower fails to perform the covenant contained in Section 5.12 or the covenant contained in Article VI; ~~or~~provided that if any Uncollateralized Letters of Credit are outstanding as of the last day of a fiscal quarter, such Uncollateralized Letters of Credit shall not be deemed to be outstanding as of such day for purposes of this clause (o) if the Borrower has delivered to the Agent a Letter of Credit Compliance Certificate dated as of such day in accordance with Section 5.01(g); or

(p) at any time on and after the Restructuring Date, ~~if no Revolving Loans are outstanding as of the last day of any fiscal quarter of the Borrower and~~ (i) the Leverage Ratio exceeds 4.5 to 1.0 as of the last day of ~~three~~four consecutive fiscal quarters of the Borrower, or (ii) the Leverage Ratio exceeds 4.5 to 1.0 as of the last day of ~~two consecutive~~any fiscal ~~quarters~~quarter of the Borrower on more than ~~two~~eight occasions during the term of this Agreement;

then, and in every such event (other than an event described in clause (g) or (h) of this Article VII), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments and the obligations of the Issuing Banks to issue any Letters of Credit and thereupon the Revolving Credit Commitments and the obligations of the Issuing Banks to issue Letters of Credit shall terminate immediately and (ii) declare the Revolving Loans then outstanding and unreimbursed drawings under Letters of Credit to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans and the unreimbursed drawings under Letters of Credit so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event described in clause (g) or (h) of this Article VII, the Revolving Credit Commitments and the obligations of the Issuing Banks to issue any Letters of Credit shall automatically terminate and the principal of the Revolving Loans then outstanding and all unreimbursed drawings under Letters of Credit, together with accrued interest thereon, and all fees and other obligations of the Borrower accrued hereunder (including an amount in each applicable currency equal to the maximum amount that may at any time be drawn under each Letter of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, without further action of the Agent, any Issuing Bank or any Lender. Upon the occurrence and the continuance of an Event of Default, the Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

With respect to each Letter of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount in the same currency as such Letter of Credit equal to the Minimum Collateral Amount. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all reimbursement obligations with respect to such Letters of Credit shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Article VII, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

In the event of any Event of Default specified in clause (f) ~~of the preceding paragraph of~~above in this Article VII, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Agent or the Lenders if, within ten (10) days after such Event of Default arose, (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured to the satisfaction of the holders thereof.

Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails to comply with the requirements of Section 5.02 as at the end of any fiscal quarter of the Borrower, the Borrower may within twenty (20) days subsequent to the date of such breach (the “Election Period”), by written notice delivered to the Agent, elect to issue equity securities for cash, and upon the receipt within thirty (30) days after such election by the Borrower of such cash (the “Cure Amount”), Section 5.02 shall be recalculated giving effect to the following pro forma adjustments:

(i) EBITDA shall be increased, solely for the purpose of measuring the performance under Section 5.02 with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter in respect of which the Cure Amount was received and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing recalculation, the Borrower shall then be in compliance with the requirements of Section 5.02, the Borrower shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default that had occurred shall be deemed cured for the purposes of this Agreement; provided that, on the date of the Borrower’s receipt of the Cure Amount, the Borrower shall have delivered to the Agent a certificate of a Financial Officer (A) certifying the Borrower’s receipt of the Cure Amount and (B) setting forth a pro forma calculation of EBITDA which demonstrates compliance with Section 5.02 after giving effect to such cure;

The Borrower’s right to exercise the foregoing cure shall be limited as follows: (i) such cure may be exercised only one time after the Closing Date, (ii) Indebtedness repaid with the proceeds of any Cure Amount shall not be deemed repaid for purposes of determining compliance with Section 5.02 on the last day of the fiscal quarter in respect of which the Cure Amount was received, and (iii) the Cure Amount shall not increase EBITDA by an amount greater than the minimum amount required to cause the Borrower to be in compliance with Section 5.02 as of the last day of the fiscal quarter in respect of which the Cure Amount was received.

ARTICLE VIII

The Agents

Each of the ~~Lenders~~Banks hereby irrevocably appoints each of the Agents as its agent and authorizes each of the Agents to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as either of the Agents hereunder shall have the same rights and powers in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Agent or the Security Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not the Agent or the Security Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except, subject to the last paragraph of this Article VIII, discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Agent or any of its Affiliates in any capacity. Neither of the Agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. Neither of the Agents shall be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent by the Borrower, an Issuing Bank or a Lender, and neither of the Agents shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to any of the Agents.

Each of the Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each of the Agents may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agents. Each of the Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as either of the Agents.

Subject to the appointment and acceptance of a successor Agent or Security Agent as provided in this paragraph, any of the Agents may resign at any time by notifying the Issuing Banks, the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor, which shall be another Lender; provided that during the existence and continuation of an Event of Default, no consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent or Security Agent gives notice of its resignation, then the retiring Agent or Security Agent may, on behalf of the ~~Lenders~~Banks, appoint a successor Agent or Security Agent which shall be a commercial bank or an Affiliate of any such commercial bank reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Agent or Security Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Security Agent, and the retiring Agent or Security Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent or Security Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After either of the Agents’ resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent or Security Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent or Security Agent.

Each ~~Lender~~Bank acknowledges that it has, independently and without reliance upon any of the Agents or any other ~~Lender~~Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each ~~Lender~~Bank also acknowledges that it will, independently and without reliance upon any of the Agents or any other ~~Lender~~Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each ~~Lender~~Bank, by virtue of its acceptance of the benefits of the Collateral Documents) hereby further authorizes the Security Agent, on behalf of and for the benefit of the ~~Lenders~~Banks, to enter into each Collateral Document as secured party and each ~~Lender~~Bank agrees to be bound by the terms of each Collateral Document; provided that the Security Agent shall not (a) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or (b) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of the Required Lenders (or, if required pursuant to Section 9.02, all Lenders); provided further, however, that, without further written consent or authorization from the Issuing Banks or the Lenders, the Security Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which the Required Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Security Agent and each ~~Lender~~Bank hereby agree that (A) no ~~Lender~~Bank shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents may be exercised solely by the Security Agent for the benefit of ~~Lenders~~the Banks in accordance with the terms thereof and (B) in the event of a foreclosure by the Security Agent on any of the Collateral pursuant to a public or private sale, the Security Agent or any ~~Lender~~Bank may be the purchaser of any or all of such Collateral at any such sale and the Security Agent, as agent for and representative of the ~~Lenders~~Banks (but not any ~~Lender~~Bank or ~~Lenders~~Banks in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Security Agent at such sale.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)             if to the Borrower, to SunPower Corporation at:

77 Rio Robles
San Jose, CA 95134
Attention: Charles Boynton, Chief Financial Officer
Facsimile : 408-240-5417
Email: Charles.Boynton@sunpowercorp.com

with a copy (which shall not constitute notice) to:

77 Rio Robles
San Jose, CA 95134
Attention: General Counsel
Facsimile: 408-240-5400

(ii)           if to the Agent, to Crédit Agricole CIB at:

~~(ii)~~Crédit Agricole Corporate and Investment Bank
~~at:~~ 1301 Avenue of the Americas
New York, NY 10019
Attention: Agnes Castillo
~~Telecopy No.~~Facsimile: 917-849-5463 or 917-849-5456
Email: Agnes.Castillo@ca-cib.com

with a copy (which shall not constitute notice) to:

Crédit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Marisol Ortiz
Tel: (212) 261-3710
Facsimile: (917) 849-5528

Email: Marisol.ortiz@ca-cib.com

(iii)          if to Crédit Agricole CIB as Issuing Bank, at:

Crédit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Marisol Ortiz
Tel: (212) 261-3710
Facsimile: (917) 849-5528
Email: Marisol.ortiz@ca-cib.com

(iv)         ~~(iii)~~if to any other ~~Lender~~Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

(b) All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(c) Notices and other communications to the ~~Lenders~~Banks hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(e) unless otherwise agreed by the Agent and the applicable ~~Lender~~Bank. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e) Platform.

(i) The Borrower agrees that the Agent may with the Borrower’s prior written consent as to any particular Communication (as defined below), but shall not be obligated to, make the Communications available to the other ~~Lenders~~Banks by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the Platform. In no event shall the Agent or any of its related parties (collectively, the “Agent Parties”) have any liability to the Borrower or any of its Affiliates, any ~~Lender~~Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party or their Affiliates pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or any ~~Lender~~Bank by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Agent or any ~~Lender~~Bank in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the ~~Lenders~~Banks hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a ~~Loan~~Credit Extension shall not be construed as a waiver of any Event of Default, regardless of whether the Agent, the applicable Issuing Bank or any Lender may have had notice or knowledge of such Event of Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, provided that the Borrower and the Agent may enter into (A) an amendment to effect the provisions of Section 2.19(b) upon the effectiveness of any Incremental Revolving Credit Assumption Agreement and (B) a Change in Control Amendment under Section 2.20, or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Agent and the Borrower, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender; it being understood that the waiver of any Event of Default or mandatory prepayment shall not constitute an increase of any Revolving Credit Commitment of any Lender, (B) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, reduce any reimbursement obligation in respect of any Letter of Credit or reduce or forgive any interest or fees (including any prepayment fees) payable hereunder, without the written consent of each Lender directly affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, Fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.11(c) providing for the default rate of interest, or to waive any obligations of the Borrower to pay interest at such default rate, (D) change Sections 2.08(b), 2.16(b) or 2.16(e) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (E) change any of the provisions of this Section 9.02, the definition of “Required Lenders”, the definition of “Required Class Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) amend any of the provisions of Section 2.20 or the definition of “Change in Control” without the written consent of each Lender, (G) amend the Parent Guaranty in any material respect adverse to the Lenders or release the Parent Guarantor from any of its obligations under the Parent Guaranty prior to the Restructuring Date without the written consent of each Lender, (H) amend the Subsidiary Guaranty in any material respect adverse to the Lenders or release substantially all of the Subsidiary Guarantors from their respective obligations under the Subsidiary Guaranty without the written consent of each Lender, (I) amend Section 2.24 in any material respect adverse to the Lenders or release the Borrower from its obligations thereunder without the written consent of each Lender, (J) release all or substantially all of the Collateral without the written consent of each Lender, (~~I~~K) waive any of the Restructuring CPs (other than the Restructuring CP described in clause (a) in the definition of “Restructuring Date”) without the written consent of each Lender, (L) extend the stated expiration date of any Letter of Credit beyond the Letter of Credit Expiration Date without the written consent of the Issuing Bank, or (~~J~~M) waive any conditions precedent set out in Article IV in respect of any ~~Borrowing~~Credit Extension without the written consent of each Lender and, in the case of any Letters of Credit, the applicable Issuing Bank; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties ~~of~~under this Agreement or any other Loan Document of (1) the Agent ~~hereunder~~, without the prior written consent of the Agent, or (2) any Issuing Bank, without the prior written consent of such Issuing Bank. The Agent may without the consent of any Lender also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. ~~Notwithstanding the foregoing, with the consent of the Borrower and the Required Lenders, this Agreement (including Sections 2.08(b), 2.16(b) and 2.16(e)) may be amended (x) to allow the Borrower to prepay Revolving Loans on a non-pro rata basis in connection with offers made to all the Lenders pursuant to procedures approved by the Agent and (y) to allow the Borrower to make loan modification offers to all the Lenders that, if accepted, would (A) allow the~~

~~maturity and scheduled amortization of the Revolving Loans of the accepting Lenders to be extended, (B) increase the Applicable Rates and/or Fees payable with respect to the Revolving Loans and Revolving Credit Commitments of the accepting Lenders and (C) treat the modified Revolving Loans and Revolving Credit Commitments of the accepting Lenders as a new class of Revolving Loans and Revolving Credit Commitments for all purposes under this Agreement.~~

~~(c)~~

(c) No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party or Subsidiary Applicant, therefrom, shall (i) amend, modify, terminate, waive or extend any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.21(e) without the written consent of the Agent, each Issuing Bank and each Lender, (ii) amend Section 1.07(b) or the definition of “Alternative Currency” without the written consent of the Agent, each Issuing Bank and each Lender, (iii) amend the definition of “Minimum Collateral Amount” without the written consent of each Issuing Bank, the Agent and each Lender, or (iv) amend the definition of “Minimum Fronting Exposure Collateral Amount” without the written consent of the applicable Issuing Bank and the Agent.

(d) ~~(c)~~If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby”, no Event of Default has occurred and is continuing and the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may, with the prior written consent of the Agent and each Issuing Bank (such consents not to be unreasonably withheld or delayed), elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement by the Borrower, (i) another bank or other entity which is reasonably satisfactory to the Borrower ~~and~~, the Agent and each Issuing Bank shall agree, as of such date, to purchase for cash the Revolving Loans due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent and (iii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.13 and 2.15, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.14 had the Revolving Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender (the “Required Payment”). Each Lender agrees that if the Borrower exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.04. If any Non-Consenting Lender does not promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.04, then the Agent or the Borrower shall be entitled (but not obligated) to execute and deliver such agreement and documentation relating to such assignment on behalf of such Non-Consenting Lender and any such agreement and/or documentation so executed by the Agent or the Borrower shall be effective for purposes of documenting an assignment pursuant to Section 9.04 upon the Borrower making the Required Payment to such Non-Consenting Lender.

(e) ~~(d)~~The Agents and the Loan Parties may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Issuing Bank or Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.

(f) ~~(e)~~Anything in this Agreement to the contrary notwithstanding, but without limiting the provisions of Section 9.02(b), no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class for purposes of the Revolving Credit Commitments of such Class unless the Required Class Lenders of such Class shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Class Lenders of such Class shall have concurred with such waiver or modification.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower agrees to pay on demand all reasonable and documented costs and expenses of the Agent (including the fees and expenses of Linklaters LLP as special counsel to the Lenders to the extent previously agreed) in connection with the preparation, execution, delivery and administration of the Loan Documents.

(b) The Borrower shall indemnify the Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including reasonable and documented fees and expenses of counsel)~~, but excluding Taxes which shall be dealt with exclusively pursuant to Section 2.15 above~~, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any environmental liability related in any way to the Borrower or any of its Subsidiaries or to any property owned or operated by the Borrower or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence (if a Change in Control has not occurred), gross negligence (if a Change in Control has occurred) or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

(d) To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or the use of the proceeds thereof; provided, however, that the foregoing provisions shall not relieve the Borrower of its indemnification obligations as provided herein to the extent any Indemnitee is found liable for any such damages.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more commercial banks, savings banks, financial institutions or other institutional investors all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or the Revolving Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required (1) for an assignment to an Eligible Assignee or (2) if an Event of Default has occurred and is continuing, and provided further that no consent of the Borrower shall be required for an assignment during the primary syndication of the Revolving Loans to Persons identified by the Agent to the Borrower on or prior to the Closing Date and reasonably acceptable to the Borrower;~~and~~

(B) except in the case of an assignment to an Eligible Assignee, the Agent~~.~~; and

(C) each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment or Revolving Loans, the amount of the Revolving Credit Commitment or the principal amount of Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds (as defined below)) shall be in a minimum amount of at least $5,000,000 unless each of the Borrower and the Agent otherwise consent;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption via an electronic settlement system acceptable to the Agent

(or, if previously agreed with the Agent, manually)~~; and~~ together with payment by the assignee to the Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Credit Agricole CIB or any Affiliate thereof or (z) in the case of an assignee which already is a Lender or is an Affiliate or Approved Fund of a Lender); and

(D) the assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Agent (1) an Administrative Questionnaire and (2) if applicable, an appropriate ~~Internal Revenue Service~~IRS form (such as IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI or any successor form adopted by the relevant United States taxing authority) ~~as required by applicable law supporting such assignee’s position that no withholding by any Borrower or the Agent for United States income tax payable by such assignee in respect of amounts received by it hereunder is required~~.

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 (subject to the requirements of Section 2.15) and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, or principal amount of, and any interest on, the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders ~~may~~shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.04(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), 2.16(c), 2.21(e) or 9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Loans and participations in outstanding Letters of Credit and unreimbursed drawings under Letters of Credit, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption;

(iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04 or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i)  Any Lender may sell participations to one or more commercial banks, savings banks or other financial institutions or, with the consent of the Borrower (so long as no Event of Default has occurred and is continuing), other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or the Revolving Loans or other Obligations owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) no such Participant shall be a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X, and (E) neither the Borrower nor any of its Affiliates shall be a Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of each Participant and the principal amounts of, and stated interest on, each ~~participant~~Participant’s interest in the Revolving Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender ~~may~~shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or Section 2.15 ~~than the applicable~~, with respect to any participation, than its participating Lender would have been entitled to receive ~~with respect to the participation sold to such Participant, unless the sale of the~~, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation ~~to such~~. To the extent permitted by law, each Participant ~~is made with the Borrower’s prior written consent. A Participant~~also shall ~~not~~ be entitled to the benefits of Section ~~2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(f)~~9.8 as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other governmental authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder, the Borrower shall be deemed to have given its consent fifteen (15) Business Days after the date notice thereof (which notice shall specify such fifteen-day notice period described herein) has been delivered by the assigning Lender (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifteenth Business Day.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect as long as any Letters of Credit remain outstanding, the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement (including any unreimbursed drawings under Letters of Credit) is outstanding and unpaid and so long as the Revolving Credit Commitments and Issuing Bank Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof, the expiration or termination of the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letters and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in ‘PDF’ format by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time after the Restructuring Date, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower. The applicable Lender shall notify the Borrower and the Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court sitting in the Borough of Manhattan in New York City.

(d) To the extent permitted by law, each party to this Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by express or overnight mail or courier, postage prepaid, directed to it at its address for notices as provided for in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.09(e) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 9.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.11. Confidentiality. The Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, trustees, officers, employees and agents, including accountants, insurance providers, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory, governmental or administrative authority or any self-regulatory body, (c) to the extent required by law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.04(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its businesses, or the Transactions other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any

Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.12. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Revolving Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that (a) it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein and (b) it is not and will not become a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, the Subsidiary Applicants and the Parent Guarantor and, which information includes the name and address of the Loan Parties, the Subsidiary Applicants and the Parent Guarantor and other information that will allow such Lender to identify the Loan Parties, the Subsidiary Applicants and the Parent Guarantor in accordance with the USA ~~Patriot~~PATRIOT Act.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any ~~Revolving Loan~~of the Obligations, together with all fees, charges and other amounts which are treated as interest on such ~~Revolving Loan~~Obligations under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such ~~Revolving Loan~~Obligations or participation in accordance with applicable law, the rate of interest payable in respect of such ~~Revolving Loan~~Obligations or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such ~~Revolving Loan~~Obligations or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other ~~Revolving Loans~~Obligations or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. Additional Indebtedness. (a) At any time prior to the expiration or termination of the Revolving Credit Commitments, but only on one occasion after the Closing Date, the Borrower may notify the Agent in writing that the Borrower or any of its Subsidiaries intends to incur Indebtedness for the purpose of expanding its manufacturing capacity, through the acquisition or construction of new manufacturing facilities or otherwise, and request that the Agent (in consultation with the Lenders) and the Borrower enter into negotiations in good faith for a period not to exceed 30 days from the date on which the Agent receives such notice with a view to agreeing on mutually acceptable revisions or adjustments to Section 5.02 and the related definitions hereunder to take into account such additional Indebtedness on a basis consistent with terms and conditions and market practice for similarly situated borrowers (the “Revised Terms”). If, before the expiration of such 30-day period, the Agent and the Borrower shall agree on Revised Terms to be proposed to the Lenders for their consideration, then the Agent shall promptly so notify the Lenders and propose an amendment to this Agreement to reflect such Revised Terms (an “Amendment Request”). If the Agent and the Borrower do not so agree within such timeframe, then the Agent shall no further obligations under this Section 9.15.

(b) Each Lender shall be entitled to agree or decline to accept any Amendment Request in its sole discretion. If, before the expiration of 15 days after the Lenders receive the Amendment Request, the Required Lenders shall agree to accept the Revised Terms set out in the Amendment Request, then (i) the Agent shall so notify the Borrower and the Lenders, and (ii) the Agent, each applicable Lender and the Borrower shall promptly enter into an amendment to this Agreement and such other documentation as the Agent shall reasonably specify to evidence the Revised Terms, in each case in form and substance satisfactory to the Borrower, the Agent and each Lender party thereto. Upon the effectiveness of any such amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the Revised Terms described in the Amendment Request.

(c) If the Required Lenders do not agree to accept the Revised Terms before the end of such 15-day period, then the Agent shall so notify the Borrower and the Lenders and neither the Agent nor any Lender shall have any further obligations under this Section 9.15.

(d) Nothing in this Section 9.15 shall limit or otherwise modify (i) the obligation of the Borrower to satisfy all of its Obligations on the Revolving Credit Maturity Date, (ii) the voting requirements of Section 9.02, or (iii) the rights and remedies of the Agent and the Lenders under Article VII.

SECTION 9.16. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

~~(a)~~

~~(b)~~

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

~~(ii)~~

~~(iii)~~

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUNPOWER CORPORATION

by

Name:
Title:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, individually, as Agent and as Security Agent by

Name:
Title:

by

Name:
Title:

[SIGNATURES OF OTHER LENDERS]

SCHEDULE 1

AMENDED COMMITMENT SCHEDULE

Bank	Revolving Credit Commitment	Issuing Bank Commitment
Crédit Agricole Corporate and Investment Bank	$ ~~67,500,000.00~~81,000,000.00	$200,000,000.00
~~Citicorp North America, Inc.~~		~~$ 10,000,000.00~~
Deutsche Bank AG New York Branch	$ ~~57,500,000.00~~69,000,000.00	---
HSBC Bank USA, National Association	$ ~~47,500,000.00~~57,000,000.00	$ 50,000,000.00
~~Royal~~Mizuho Bank ~~of Scotland~~, ~~plc~~Ltd.	$ ~~47,500,000.00~~57,000,000.00	$ 38,000,000.00
~~Sovereign~~Santander Bank, N.A.	$ ~~20,000,000.00~~24,000,000.00	---
Citicorp North America, Inc.	$ 12,000,000.00	$ 8,000,000.00
Total	$~~250,000,000.00~~300,000,000.00	---

Exhibit B-1

Amended and Restated Form of Compliance Certificate

See attached.

Second Amendment to Revolving Credit Agreement

EXHIBIT C

AMENDED AND RESTATED FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED FINANCIAL OFFICER (TO HIS OR HER KNOWLEDGE AND IN HIS OR HER CAPACITY AS A FINANCIAL OFFICER OF SUNPOWER CORPORATION, A DELAWARE CORPORATION, AND NOT INDIVIDUALLY) HEREBY CERTIFIES ON BEHALF OF SUNPOWER CORPORATION AS OF THE DATE HEREOF THAT:

1. I am the duly elected [Executive Vice President and Chief Financial Officer] of SunPower Corporation, a Delaware corporation (the “Borrower”);

2. This compliance certificate (this “Certificate”) is delivered pursuant to [Section 4.03(c)] [Section 5.01(c)] of that certain Revolving Credit Agreement dated as of July 3, 2013 (as amended by the First Amendment dated as of August 26, 2014 and further amended by the Second Amendment dated as of February 17, 2016 and as further amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions listed as Lenders therein and Crédit Agricole Corporate and Investment Bank, as Agent. All capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement.

For Compliance Certificates given for each Credit Extension[1]:

3. Set forth on a separate attachment to this Certificate are calculations demonstrating as of ______________, 20__, compliance with Sections 5.02 and 5.12 and confirming that the Leverage Ratio did not exceed 4.5 to 1.0 in each case as of (i) the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate have been delivered, (ii) if applicable, the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate are not yet required to be delivered under this Agreement (based on the Borrower’s reasonable good faith determination of its Consolidated Liquidity and Leverage Ratio as of the last day of such period), and (iii) the last day of the most recently ended four-fiscal quarter period on a pro forma basis after giving effect to such Credit Extension and any other Financial Indebtedness outstanding as of the date of such Credit Extension (based on the Compliance Certificate delivered for such period or, if such certificate has not yet been delivered, the Borrower’s reasonable good faith determination of its pro forma Consolidated Liquidity and Leverage Ratio as of the last day of such period).[2]

4. The Agent is authorized to post this Certificate for the Lenders on a Platform.

________________________

[1]	To be used for delivering a Compliance Certificate pursuant to Section 4.03(c) of the Credit Agreement.

[2]	Clause (iii) is not required if the amount of the applicable Credit Extension plus the aggregate amount of all other Credit Extensions made since the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate have been delivered is less than $1,000,000 in the aggregate.

COMPLIANCE CERTIFICATE
(SunPower Corporation)

For Compliance Certificates delivered with the Borrower’s financial statements[3]:

3. I have no knowledge of the existence of any Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth below].

[________________________________________________]

[Set forth on a separate attachment to this Certificate is a description of what action the Borrower has taken, is taking, or proposes to take with respect to each such Event of Default specified in the previous paragraph.]

4. Set forth on a separate attachment to this Certificate are calculations demonstrating (i) the Leverage Ratio for the accounting period covered by the attached financial statements, and (ii) with respect to any delivery of financial statements under Sections 5.01(a) or (b), demonstrating compliance with the requirements set forth in Sections 5.02 and 5.12 of the Credit Agreement.

5. Set forth on a separate attachment to this Certificate is a true and complete list of all Project Indebtedness as of ____, 20__ and a description in reasonable detail of the financing facilities and other arrangements establishing such Project Indebtedness (including the outstanding amount in respect thereof as of such date).[4]

6. The Agent is authorized to post this Certificate for the Lenders on a Platform.

[SIGNATURE PAGE FOLLOWS]

________________________

[3]	To be used for delivering a Compliance Certificate pursuant to Section 5.01(c) of the Credit Agreement.

[4]	List of Project Indebtedness to be provided only in connection with the annual financial reports required to be delivered pursuant to Section 5.01(a) of the Credit Agreement.

COMPLIANCE CERTIFICATE
(SunPower Corporation)

IN WITNESS WHEREOF, this Certificate has been executed as of .

By:
Name:
Title:

COMPLIANCE CERTIFICATE
(SunPower Corporation)

Exhibit B-2

Form of Issuance Notice

See attached.

Second Amendment to Revolving Credit Agreement

EXHIBIT L

FORM OF ISSUANCE NOTICE1

Reference is made to the Revolving Credit Agreement, dated as of July 3, 2013 (as amended pursuant to that certain First Amendment to Revolving Credit Agreement dated as of August 24, 2014 by and among the Loan Parties, the Agent and the Lenders, as further amended pursuant to that certain Second Amendment to Revolving Credit Agreement dated as of February 17, 2016 by and among the Loan Parties, the Agent and the Lenders, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not defined herein shall have the meanings as therein defined), by and among SUNPOWER CORPORATION (the “Borrower”), the Lenders and Issuing Banks party thereto from time to time, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Agent.

Pursuant to Section 2.21 of the Credit Agreement, the Borrower desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on _______________2 (the “Credit Date”) in an aggregate face amount of __________.

Please check the box below if such Letter of Credit is a Performance Letter of Credit:

[_] Performance Letter of Credit

Attached hereto for such Letter of Credit are the following:

(a) the name and address of the applicant;

(b) the requested Issuing Bank of such Letter of Credit;

(c) the stated amount of such Letter of Credit (including the applicable currency);

(d) the name and address of the beneficiary;

(e) the expiration date;3 and

(f) either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to

________________________

[1]	The Borrower shall deliver the Issuing Notice to the Agent (who shall provide a copy to the Lenders) and the applicable Issuing Bank.

[2]	Unless the Issuing Bank otherwise agrees, this notice, to be effective, must be received by the relevant Issuing Bank not later than 12:00 p.m. (New York time) on the third Business Day prior to the Credit Date.

[3]	The expiration date for the requested Letter of Credit must be within two years from the date of issuance of such Letter of Credit, and in no event shall the Letter of Credit have an expiration date later than the Letter of Credit Expiration Date specified in the Credit Agreement.

 EXHIBIT L-1

the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.4

The Borrower hereby certifies that:

(i) the Letter of Credit requested on the Credit Date is to be used for general corporate purposes;

(ii) after issuing such Letter of Credit, the Total Utilization of Revolving Credit Commitments shall not exceed the Revolving Credit Commitments then in effect;

(ii) after issuing such Letter of Credit, the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit then in effect;

(iii) as of the Credit Date, the representations and warranties set forth in Article III of the Credit Agreement (other than Section 3.04) and in each of the other Loan Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(iv) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the Credit Extension contemplated hereby that would constitute an Event of Default or a Default; and

(v) the Borrower has delivered to the Agent the certificates required by Sections 4.03(b) and 4.03(c) to satisfy the conditions precedent to the issuance of such Letter of Credit and has paid to Agent the fees payable on or before the Credit Date referred to in Section 2.10 of the Credit Agreement and all expenses payable pursuant to Section 9.03 of the Credit Agreement which have accrued to the Credit Date and been invoiced to the Borrower.

Date:	SUNPOWER CORPORATION

By:
Name:
Title:

[4]	If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application (appropriately completed and signed by an authorized officer of the Borrower and, if applicable, the other Loan Party or Subsidiary Applicant requesting the issuance of the Letter of Credit, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable Issuing Bank) on such Issuing Bank’s standard form.

 EXHIBIT L-2

Exhibit B-3

Form of Letter of Credit Compliance Certificate

See attached.

Second Amendment to Revolving Credit Agreement

EXHIBIT M

FORM OF LETTER OF CREDIT COMPLIANCE CERTIFICATE

THE UNDERSIGNED FINANCIAL OFFICER (TO HIS OR HER KNOWLEDGE AND IN HIS OR HER CAPACITY AS A FINANCIAL OFFICER OF SUNPOWER CORPORATION, A DELAWARE CORPORATION, AND NOT INDIVIDUALLY) HEREBY CERTIFIES ON BEHALF OF SUNPOWER CORPORATION AS OF THE DATE HEREOF THAT:

1. I am the duly elected [Executive Vice President and Chief Financial Officer] of SunPower Corporation, a Delaware corporation (the “Borrower”);

2. This Letter of Credit Compliance Certificate (this “Certificate”) is delivered pursuant to Section 5.01(g) of that certain Revolving Credit Agreement, dated as of July 3, 2013 (as amended by the First Amendment dated as of August 26, 2014 and further amended by the Second Amendment dated as of February 17, 2016 and as further amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions listed as Lenders therein and Crédit Agricole Corporate and Investment Bank, as Agent. All capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement.

3. The aggregate unused and available “Commitment Amount” under and as defined in the Total Guaranteed LOC Facility Agreement (i.e., the Total Guaranteed LOC Available

Amount) is $ .

4. The scheduled maturity date of the Total Guaranteed LOC Facility Agreement is ____________.and, if different, the “Commitment Amount” is scheduled to mature on ____________.

5. The names of the Issuing Bank, the applicant and the beneficiary, the face amount, the expiration date and the amount and type of Cash Collateral, if any, in respect of each outstanding Letter of Credit is listed on the attached schedule.

6. Except as indicated on the attached schedule, each outstanding Letter of Credit is (1) of a type permitted to be issued under the Total Guaranteed LOC Facility Agreement and (2) eligible to be backstopped by a letter of credit issued thereunder.

7. The Letter of Credit Usage is $____________.

8. The Uncollateralized Letter of Credit Usage is $____________.

9. The Total Guaranteed LOC Minimum Amount is $____________.

10. The Total Guaranteed LOC Available Amount exceeds the Total Guaranteed LOC Minimum Amount.

LETTER OF CREDIT COMPLIANCE CERTIFICATE
(SunPower Corporation)

11. The Agent is authorized to post this Certificate for the Lenders on a Platform.

IN WITNESS WHEREOF, this Certificate has been executed as of ____________.

By:
Name:
Title:

LETTER OF CREDIT COMPLIANCE CERTIFICATE
(SunPower Corporation)

[attach schedule, if applicable]

LETTER OF CREDIT COMPLIANCE CERTIFICATE
(SunPower Corporation)

Exhibit B-4

Form of Adherence Agreement

See attached.

Second Amendment to Revolving Credit Agreement

EXHIBIT N

FORM OF ADHERENCE AGREEMENT

ADHERENCE AGREEMENT (this “Agreement”) dated as of ____________, 20___ among                   , which is a new Subsidiary Applicant (the “New Subsidiary Applicant”), SunPower Corporation, a Delaware corporation, the direct or indirect parent of the New Subsidiary Applicant (the “Borrower”), Crédit Agricole Corporate and Investment Bank, as Agent, and the other Banks party to the Credit Agreement referred to below.

Reference is made to the Revolving Credit Agreement dated as of July 3, 2013 (as amended by the First Amendment dated as of August 26, 2014, further amended by the Second Amendment dated as of February 17, 2016 and as further amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the financial institutions parties thereto from time to time as Banks, and Crédit Agricole Corporate and Investment Bank, as Agent. Unless the context requires otherwise, terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement.

Section 2.23 of the Credit Agreement provides that, subject to the satisfaction of certain conditions, the undersigned New Subsidiary Applicant may become a party to, and a “Subsidiary Applicant” under, the Credit Agreement by entering into this Agreement.

Accordingly, and for other good and lawful consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. In accordance with Section 2.23 of the Credit Agreement, the New Subsidiary Applicant by its signature below becomes a “Subsidiary Applicant” under the Credit Agreement with the same force and effect as if originally named therein as a Subsidiary Applicant. The New Subsidiary Applicant hereby (a) agrees to all of the terms and provisions of the Credit Agreement applicable to it as a Subsidiary Applicant thereunder and (b) represents and warrants that it satisfies all of the requirements under the Credit Agreement for becoming a Subsidiary Applicant and that the representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). The Credit Agreement is hereby incorporated herein by reference.

2. Hereinafter, each reference to the “Subsidiary Applicants” in the Credit Agreement shall be deemed to include the New Subsidiary Applicant until such time as the Borrower executes and delivers to the Agent a notice of termination in substantially the form of Annex A hereto or such other form acceptable to the Agent (a “Notice of Termination”), whereupon the New Subsidiary Applicant shall cease to be a Subsidiary Applicant. Notwithstanding the preceding sentence, no such Notice of Termination will become effective at a time when any Obligations of the New Subsidiary Applicant shall be outstanding thereunder or any Letter of Credit issued at the request of the New Subsidiary Applicant shall be outstanding (which shall not have been Cash Collateralized); provided that such Notice of Termination shall be effective to terminate the New Subsidiary Applicant's right to request Letters of Credit under the Credit Agreement.

3. The New Subsidiary Applicant hereby agrees to be liable under the Credit Agreement with respect to each Letter of Credit issued at its request or at the request of the Borrower to support the obligations of the New Subsidiary Applicant, and agrees that each such Letter of Credit shall be treated for all purposes as a Letter of Credit issued pursuant to the Credit Agreement.

4. Each of the New Subsidiary Applicant and the Borrower represents and warrants to the Agent, each Issuing Bank and the other Banks that (a) the New Subsidiary Applicant is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, (b) this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) no Default or Event of Default has occurred and is continuing immediately after giving effect to the execution and delivery of this Agreement.

5. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. This Agreement shall become effective when the Agent shall have received counterparts of this Agreement that bear the signatures of the New Subsidiary Applicant, the Borrower, the Agent, each Issuing Bank and the other Banks. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6. Each of the New Subsidiary Applicant and the Borrower agrees to furnish to the Agent such information as the Agent, any Issuing Bank or any other Bank shall reasonably request in connection with the New Subsidiary Applicant or the Borrower.

7. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. If any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in any other Loan Document shall not in any way be affected or impaired.

10. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary Applicant shall be given to it at the address set forth under its signature hereto.

11. Neither this Agreement nor any provision hereof may be waived, amended, or modified except as provided in Section 9.02 of the Credit Agreement.

12. The New Subsidiary Applicant agrees to reimburse the Agent and the Issuing Banks for their reasonable expenses incurred in connection with this Agreement, including the reasonable fees, disbursements and other charges of counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Adherence Agreement to be duly executed and delivered as of the day and year first above written.

Address:   [•]

[NEW SUBSIDIARY APPLICANT]

By:
Name:
Title:

SUNPOWER CORPORATION

By:
Name:
Title:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Agent

By:
Name:
Title:

By:
Name:
Title:

[•], as Issuing Bank

By:
Name:
Title:

By:
Name:
Title:

[EACH OF THE OTHER BANKS]

By:
Name:
Title:

 N-5